UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

BNC BANCORP

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

1226 Eastchester Drive

High Point, NC 27265

(336) 869-9200

NOTICE OF 2012 ANNUAL MEETING OF SHAREHOLDERS

To Be Held on May 21, 2012

NOTICE IS HEREBY GIVEN that the 2012 Annual Meeting of Shareholders of BNC Bancorp (the “Company”) will be held as follows:

Place:	String & Splinter
305 W. High Avenue
High Point, North Carolina

Date:	May 21, 2012

Time:	3:00 p.m., Eastern Time

The purposes of the Annual Meeting are:

1.	To elect four persons who will serve as members of the Board of Directors until the 2015 annual meeting of shareholders or until their successors are duly elected and qualified;

2.	To approve the Company’s executive compensation;

3.	To approve an amendment to the Company’s Articles of Incorporation to create a class of non-voting common stock;

4.	To approve an amendment to the Company’s Articles of Incorporation to amend the terms of the Company’s Mandatorily Convertible Non-voting Preferred Stock, Series B (the “Series B Stock”);

5.	To approve the issuance of non-voting common stock to Aquiline BNC Holdings LLC (“Aquiline”) and related transactions under Nasdaq Listing Rule 5635;

6.	To ratify the appointment of Cherry, Bekaert & Holland, L.L.P. (“CBH”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012; and

7.	To consider and act on any other matters that may properly come before the Annual Meeting or any adjournment. The Board of Directors is not aware of any other business to be considered at the Annual Meeting.

The Board of Directors has established March 19, 2012, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. If an insufficient number of shares is present in person or by proxy to constitute a quorum at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by the Company.

A form of proxy is enclosed to enable you to vote your shares at the Annual Meeting. You are urged, regardless of the number of shares you hold, to complete, sign, date and return the proxy promptly. A return envelope, which requires no postage, if mailed in the United States, is enclosed for your convenience.

By Order of the Board of Directors,

W. Swope Montgomery, Jr.
President and Chief Executive Officer

April __, 2012

High Point, North Carolina

PROXY STATEMENT

Annual Meeting of Shareholders

To Be Held On May 21, 2012

General

This Proxy Statement is being mailed to our shareholders on or about April __, 2012, for solicitation of proxies by the Board of Directors of BNC Bancorp. Our principal executive offices are located at 1226 Eastchester Drive, High Point, North Carolina 27265. Our telephone number is (336) 869-9200.

In this Proxy Statement, the terms “we,” “us,” “our,” “BNC” and the “Company” refer to BNC Bancorp. The term “Bank” means Bank of North Carolina, our wholly-owned, North Carolina-chartered bank subsidiary. The terms “you” and “your” refer to the Company’s shareholders.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held May 21, 2012.

The Notice, Proxy Statement and Annual Report to Shareholders for year ended December 31, 2011 are also available at: http://www.cfpproxy.com/4861. You may access the above off-site website by going to www.bankofnc.com and clicking on the link.

INFORMATION ABOUT THE ANNUAL MEETING

Your vote is very important. For this reason, our Board is requesting that you allow your common stock to be represented at the 2012 Annual Meeting of Shareholders by the proxies named on the enclosed proxy card.

When is the annual meeting?	May 21, 2012 at 3:00 p.m., Eastern Time.

Where will the Annual Meeting be held?	At String & Splinter, 305 W. High Avenue High Point, North Carolina.

What items will be voted on at the Annual Meeting?	1.	ELECTION OF DIRECTORS.

	2.	APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION.

	3.	Approval of an amendment to the COMPANY’S articles of incorporation TO CREATE A CLASS OF NON-VOTING COMMON STOCK.

	4.	APPROVAL OF AN AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO AMEND THE TERMS OF THE SERIES B STOCK.

	5.	APPROVAL OF THE ISSUANCE OF NON-VOTING COMMON STOCK TO AQUILINE AND RELATED TRANSACTIONS UNDER NASDAQ LISTING RULE 5635.

	6.	RATIFICATION OF THE APPOINTMENT OF THE COMPANY’S REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM.

	7.	OTHER BUSINESS. To consider any other business as may properly come before the Annual Meeting or an adjournment.

Who can vote?	Only holders of record of our common stock at the close of business on March 19, 2012, (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting and any adjournment of the Annual Meeting. On the Record Date, there were 9,111,102 shares of our common stock outstanding and entitled to vote and 1,289 shareholders of record.

How do I vote by proxy?	You may vote your shares by marking, signing and dating the enclosed proxy card and returning it in the enclosed postage-paid envelope. If you return your signed proxy card before the Annual Meeting, the proxies will vote your shares as you direct. The Board of Directors has appointed proxies to represent shareholders who cannot attend the Annual Meeting in person.

For the election of directors, you may vote for: (1) all of the nominees, (2) none of the nominees, or (3) all of the nominees except those you designate. For each other item of business, you may vote “FOR” or “AGAINST” or you may “ABSTAIN” from voting. If a nominee for election as a director becomes unavailable for election at any time at or before the Annual Meeting, the proxies will vote your shares for a substitute nominee.

If you return your signed proxy card but do not specify how you want to vote your shares, the proxies will vote them “FOR” the election of all of our nominees for directors and “FOR” all other proposals presented in this Proxy Statement in accordance with Board of Directors recommendations.

If your shares are held in the name of a broker or other nominee (i.e., held in “street name”), you will need to obtain a proxy instruction form from the broker holding your shares and return the form as directed by your broker. Your broker is not permitted to vote on your behalf on the election of directors or any of the other proposals except for the ratification of the Company’s independent registered public accounting firm unless you provide specific instructions by following the instructions from your broker about voting your shares by telephone or Internet or completing and returning the voting instruction card provided by your broker. For your vote to be counted in the election of directors and all the other proposals except for the ratification of the Company’s independent registered public accounting firm, you will need to communicate your voting decision to your bank, broker or other holder of record before the date of the Annual Meeting.

2

Other than those discussed in this Proxy Statement, we are not aware of any other matters to be brought before the Annual Meeting. If matters other than those discussed are properly brought before the Annual Meeting, the proxies may vote your shares in accordance with their best judgment.

How do I change or revoke my proxy?	You can change or revoke your proxy at any time before it is voted at the Annual Meeting in any of three ways: (1) by delivering a written notice of revocation to the Secretary of the Company; (2) by delivering another properly signed proxy card to the Secretary of the Company with a more recent date than your first proxy card; or (3) by attending the Annual Meeting and voting in person. You should deliver your written notice or superseding proxy to the Secretary of the Company at our principal executive offices shown above.

How many votes can I cast?	You are entitled to one vote for each share held as of the Record Date on each nominee for election and each other matter presented for a vote at the Annual Meeting. You may not vote your shares cumulatively in the election of directors.

How many votes are required to approve each of the proposals?	A vote on the proposals presented at the Annual Meeting will occur only if a quorum is present. Election as a director requires a plurality of the votes cast in person or by proxy. If you withhold your vote on a nominee, your shares will not be counted as having voted for that nominee.

The approval of the Company’s executive compensation is an advisory vote.

The proposals to (i) amend the Company’s Articles of Incorporation to create a class of non-voting common stock, (ii) amend the terms of the Series B Stock, and (iii) issue non-voting common stock to Aquiline and related transactions under Nasdaq Listing Rule 5635 all require the affirmative vote of the holders of a majority of the shares present, or represented by proxy, at the Annual Meeting.

The proposal to ratify the appointment of CBH as the Company’s independent registered public accounting firm for 2012 requires that the votes cast in favor exceed the votes cast in opposition.

Any other matters properly coming before the annual meeting for a vote will require the affirmative vote of the holders of a majority of the shares represented in person or by proxy at the annual meeting and entitled to vote on that matter.

How are abstentions and broker non-votes counted?	Abstentions and broker non-votes are not treated as votes cast on any proposal, therefore, they will have no effect on the vote for any of the proposals to be presented at the Annual Meeting.

A broker non-vote occurs when a broker does not vote on a particular matter because the broker does not have discretionary authority on that matter and has not received instructions from the owner of the shares.

3

In the event there are insufficient votes present at the Annual Meeting for a quorum or to approve or ratify any proposal, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

What constitutes a “quorum” for the Annual Meeting?	A majority of the outstanding shares of our common stock entitled to vote at the annual meeting, present in person or represented by proxy, constitutes a quorum (a quorum is necessary to conduct business at the annual meeting). Your shares will be considered part of the quorum if you have voted by proxy. Abstentions, broker non-votes and votes withheld from any director nominee count as shares present at the annual meeting for purposes of determining a quorum.

Who pays for the solicitation of proxies?	We will pay the cost of preparing, printing and mailing materials in connection with this solicitation of proxies. In addition to solicitation by mail, our officers, directors and regular employees, as well as those of the Bank, may make solicitations personally, by telephone or otherwise without additional compensation for doing so. We reserve the right to engage a proxy solicitation firm to assist in the solicitation of proxies for the Annual Meeting. We will, upon request, reimburse brokerage firms, banks and others for their reasonable out-of-pocket expenses in forwarding proxy materials to beneficial owners of stock or otherwise in connection with this solicitation of proxies.

When are proposals for the 2013 Annual Meeting due?	To be considered either for inclusion in the proxy materials solicited by the Board of Directors for the 2013 annual meeting, proposals must be received by the Secretary of the Company at our principal executive offices at 1226 Eastchester Drive, High Point, North Carolina 27265 no later than December __, 2012. To be included in the proxy materials, a proposal must comply with our Bylaws, Rule 14a-8 and all other applicable provisions of Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Any proposal not intended to be included in the proxy statement for the 2013 annual meeting, but intended to be presented at that annual meeting, must be received by us at our principal executive offices listed above no later than February ___, 2013.

4

PROPOSAL 1

ELECTION OF DIRECTORS

General

Our Board of Directors has currently set its number at 12 members. Our board is divided into three separate classes of four directors. One class is elected each year to serve a three-year term.

Our Bylaws provide that in order to be eligible for consideration at the Annual Meeting, all nominations of directors, other than those made by the Nominating and Corporate Governance Committee or the Board of Directors, must be in writing and must be delivered to the Secretary of the Company not less than 50 days nor more than 90 days prior to the meeting at which such nominations will be made; provided, however, that if less than 60 days’ notice of the meeting is given to the shareholders, such nominations must be delivered to the Secretary of the Company not later than the close of business on the tenth day following the day on which the notice of meeting was mailed.

In connection with a private placement in June 14, 2010, the Company entered into an Investment Agreement with Aquiline (the “Investment Agreement”). Under the terms of Investment Agreement, Aquiline has the right to designate one person to serve on the Board of Directors of the Company and the Bank as Aquiline’s board representative (the “Board Representative”). The Board Representative will, subject to applicable law, be the Company’s nominee to serve on the Board of Directors. We are required to use our reasonable best efforts to have the Board Representative elected as a director of the Company by our shareholders and we will solicit proxies for the Board Representative to the same extent as we do for any of our other Company nominees to the Board of Directors.

Further, upon the death, resignation, retirement, disqualification, or removal from office of the Board Representative as a member of the Company’s Board of Directors or the Bank’s Board of Directors, Aquiline has the right to designate the replacement for such Board Representative. We are required to use our reasonable best efforts to take all action required to fill the vacancy resulting therefrom with such person.

Mr. Graf was appointed to the Board of Directors of the Company on June 15, 2010 pursuant to the terms of the Investment Agreement. He resigned from the Board of Directors effective April 5, 2011. Thereafter, in accordance with the terms of the Investment Agreement, after Mr. Graf’s resignation from the Board of Directors, Aquiline designated G. Kennedy Thompson to serve the remainder of Mr. Graf’s term and to stand for election at the Company’s 2011 Annual Meeting of Shareholders held on May 17, 2011. Mr. Thompson was elected to serve a three-year term at the 2011 Annual Meeting of Shareholders. Mr. Thompson is a Principal of Aquiline Capital Partners LLC. Proposals 3, 4 and 5 of this Proxy Statement relate to Aquiline BNC Holdings LLC, an affiliate of Aquiline Capital Partners LLC.

The following provides information about the four nominees for election to the Board of Directors for three-year terms, as well as the eight continuing directors.

Nominees for Terms Ending as of the 2015 Annual Meeting (3-Year Term)

Charles T. Hagan III, age 63, is an attorney and member of Hagan Davis Mangum Barrett Langley & Hale PLLC from May 2007 to the present. Prior to May 2007, he was an attorney and member at Nexson, Pruett, Adams, Kleemeier PLLC. He has served as a director of the Company and the Bank since 2006. Mr. Hagan has a total of eleven years banking experience. Mr. Hagan earned a B.A. degree from the University of North Carolina at Chapel Hill and a J.D. from Wake Forest University. Mr. Hagan has attended Director Assemblies and Director College with the North Carolina Banking Association (“NCBA”) and numerous NCBA seminars.

W. Swope Montgomery, Jr., age 63, is the President and Chief Executive Officer of the Company and Chief Executive Officer of the Bank. He has served as a director of the Bank since 1991 and of the Company since 2002. Mr. Montgomery has a total of 41 years banking experience. Mr. Montgomery earned a B.A. degree from the University of North Carolina at Chapel Hill. Mr. Montgomery has attended numerous seminars and Director College with the NCBA.

5

Richard D. Callicutt II, age 52, is the Chief Operating Officer and Executive Vice President of the Company and President and Chief Operating Officer of the Bank. He has served as a director of the Bank since 2003 and of the Company since 2003. Mr. Callicutt has a total of 31 years banking experience. Mr. Callicutt earned a B.S. degree from High Point University. He has attended numerous seminars and Director College with the NCBA.

Robert A. Team, Jr., age 56, is the President of Carolina Investment Properties, Inc. He has served as a director of the Bank since 2000 and of the Company since 2002. Mr. Team has a total of 14 years banking experience. Mr. Team earned a B.S. degree from Wake Forest University. Mr. Team has attended numerous seminars and Director College with the NCBA.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” ALL OF

THE NOMINEES NAMED ABOVE FOR ELECTION AS DIRECTORS.

We have no reason to believe that any of the nominees for election will be unable or will decline to serve if elected. In the event of death or disqualification of any nominee or the refusal or inability of any nominee to serve as a director, however, the proxies will vote for the election of another person as they determine in their discretion or may allow the vacancy to remain open until filled by the Board. In no circumstance will any proxy be voted for more than two nominees who are not named in this Proxy Statement. Properly executed and returned proxies, unless revoked, will be voted as directed by you or, in the absence of direction, will be voted in favor of the election of the recommended nominees. An affirmative vote of a plurality of votes cast at the Annual Meeting is necessary to elect a nominee as a director.

PROPOSAL 2

APPROVAL APPROVE THE COMPANY’S EXECUTIVE COMPENSATION

We believe that our 2011 compensation policies and procedures are designed to establish an appropriate relationship between executive pay and the annual and long-term performance of the Company and the Bank, to reflect the attainment of short-and long-term financial performance goals, to enhance our ability to attract and retain qualified executive officers and to align to the greatest extent possible interests of management and shareholders. These policies and procedures are described in detail on pages _____ of this Proxy Statement. At the 2011 Annual Meeting of Shareholders, 96.1% of the Company’s shareholders voted in favor of the 2011 proposal to approve our executive compensation.

The ARRA provides that all participants in the TARP (“ARRA” and “TARP” are defined in the “Compensation Discussion and Analysis of Executive Compensation” discussion herein) permit a non-binding shareholder vote to approve the compensation of the participant’s executives. Therefore, the Board of Directors is providing our shareholders with the right to cast an advisory vote on the compensation of the Company’s named executive officers at the Annual Meeting.

This proposal, commonly known as a “say-on-pay” proposal, gives you as a shareholder the opportunity to vote on the compensation of our NEOs through the following resolution:

“RESOLVED, that the shareholders of BNC Bancorp approve the Company’s executive compensation, as described in the Compensation Discussion and Analysis section and the narrative and the tabular disclosure regarding the compensation of the Named Executive Officers contained in this Proxy Statement.”

Under the ARRA, your vote on this matter is advisory and will therefore not be binding upon the Board of Directors. However, the Compensation Committee will take the outcome of the vote into consideration when determining future executive compensation arrangements.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION.

6

PROPOSAL 3

APPROVAL OF AN AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION
TO CREATE A CLASS OF NON-VOTING COMMON STOCK

Under our existing Articles of Incorporation (as amended, the “Articles of Incorporation”), we do not have the authority to issue non-voting common stock. If our shareholders approve Proposal 3 to amend the Articles of Incorporation, and the Company accordingly amends its Articles of Incorporation, we will create a new class and will be authorized to issue up to 20,000,000 shares of non-voting common stock, no par value per share (the “Non-voting Common Stock”). As described below, if this Proposal 3 and Proposal 4 and Proposal 5, which are described on pages 10 and 11 in this Proxy Statement are approved, Aquiline will be permitted to convert the shares of Series B Stock it currently owns into newly issued shares of Non-voting Common Stock.

Background of the Proposal

In June 2010, we sold shares of our voting common stock (referred to in this Proposal 3 and Proposals 4 and 5 as the “Common Stock”) and shares of our Series B Stock to Aquiline as part of a private placement offering. As of the record date, Aquiline owned 1,804,566 shares of Series B Stock and 892,799 shares of our Common Stock. By its terms, each share of Series B Stock is convertible into one share of our Common Stock effective immediately after the consummation of the transfer by a holder to third parties in a “Widely Dispersed Offering” as defined in the Articles of Amendment to Designate the Terms of the Series B Stock (the “Series B Amendment”). Except for the shares held by Aquiline, no other shares of Series B Stock are outstanding.

At the request of the Company’s Board of Directors, Aquiline has indicated a willingness to consider conversion of its shares of outstanding Series B Stock into shares of Non-voting Common Stock, subject to the satisfaction of applicable regulatory requirements and the receipt of required regulatory approvals, if any. If our shareholders approve the amendment to our Articles of Incorporation to authorize Non-voting Common Stock, as described in this Proposal 3, approve the amendment to the terms of the Series B Amendment to permit the Series B Stock to convert into Non-voting Common Stock, as described in Proposal 4, and approve the issuance of the Non-voting Common Stock to Aquiline and related transactions, as described in Proposal 5, Aquiline has indicated that it would consider converting all of its Series B Stock into Non-voting Common Stock, subject to entering into agreements with the Company, satisfactory to Aquiline, that contain equivalent contractual terms and conditions with respect to its ownership of Non-voting Common Stock as presently contained in the existing agreements between the Company and Aquiline with respect to Aquiline’s ownership of Series B Stock.

As approved by the Board of Directors, subject to approval at the Annual Meeting, Article II of our Articles of Incorporation would be amended in its entirety to read as set forth on Annex A attached to this Proxy Statement. Among other things, if Proposal 3 is approved, it would permit us to amend our Articles of Incorporation to classify 20,000,000 shares of the 80,000,000 shares of Common Stock currently authorized under our Articles of Incorporation as Non-voting Common Stock. The terms of the Non-voting Common Stock would be substantially similar to the terms of our Series B Stock, except as described below under “Description of Non-voting Common Stock”.

Reasons for the Proposal and Effect of the Amendment

The Board of Directors believes that the creation of Non-voting Common Stock is advisable and in the best interests of the Company and our shareholders. Over the past several months, tangible common equity (“TCE”) as a percentage of tangible assets, or the “TCE Ratio,” has become an increasingly important capital ratio in measuring and comparing the purported capital strength of financial institutions. The current stress in the banking industry and the large losses recorded by financial institutions in past quarters have caused investors to focus on the ability of particular banks, on an absolute and comparative basis to peers, to absorb further losses and the resulting diminution in the institution’s capital cushion. The TCE Ratio gives investors a consistent barometer from one bank to the next to measure and compare the financial strength of institutions. Although the Series B Stock is convertible under certain conditions into our Common Stock, our Series B Stock is preferred stock, not common stock, and, therefore, is not included in the calculation of the Company’s TCE. Authorization of the Non-voting Common Stock would allow the Company to permit Aquiline to convert its shares of Series B Stock into shares of Non-voting Common Stock rather than into shares of Common Stock, the ownership of which is subject to certain restrictions under current federal banking regulations that limit the amount of our voting securities Aquiline can own without prior regulatory filings or approvals. Converting Aquiline’s ownership of Series B Stock into Non-voting Common Stock would improve our TCE Ratio by approximately 71 basis points, to approximately 4.31% as of December 31, 2011 on a pro forma basis.

7

As outlined under “Description of the Non-voting Common Stock,” the terms of the Non-voting Common Stock will be substantially similar to the terms of the Series B Stock, as currently in effect. The Non-voting Common Stock will have substantially the same economic terms as the Series B Stock. The Non-voting Common Stock would be convertible into the same number of shares of Common Stock as the Series B Stock. In addition, there will be no effect on the total number of shares of all classes of common stock the Company is authorized to issue; however, classifying a portion of our authorized common stock as Non-voting Common Stock will effectively reduce the number of shares of voting common stock the Company is authorized to issue without seeking further shareholder approval.

If our shareholders approve the amendment to the Articles of Incorporation, as well as the proposed amendment to the Series B Amendment described under Proposal 4 and the issuance of the Non-voting Common Stock to Aquiline and related transactions described under Proposal 5, and Aquiline elects to convert all of its shares of Series B Stock, we would expect to issue upon conversion of the Series B Stock, 1,804,566 shares of Non-voting Common Stock. Each share of Non-voting Common Stock issued to Aquiline would be convertible into one share of our Common Stock. Following the conversion of all of Aquiline’s shares of Series B Stock, no shares of Series B Stock would remain outstanding. We have no present plans or intentions to issue any new shares of Series B Stock and expect that shares of Series B Stock converted into Non-voting Common Stock would be cancelled.

We do not expect to list on any securities exchange or register for resale under the Securities Act of 1933, as amended, any shares of Non-voting Common Stock issued upon conversion of the Series B Stock. However, in connection with Aquiline’s anticipated conversion of its Series B Stock to Non-voting Common Stock, we will grant Aquiline the right to require us to register the Common Stock issuable upon conversion of the Non-voting Common Stock and provide for registration rights similar in scope to the registration rights granted to Aquiline in connection with its purchase of Series B Stock. We will not receive any consideration if Aquiline elects to convert its Series B Stock into shares of Non-voting Common Stock.

Description of Non-voting Common Stock

Except as described below, the terms of the Non-voting Common Stock will be similar to the terms of our Series B Stock as currently in effect. Like the Company’s existing Common Stock, the Non-voting Common Stock would be available for issuance without further action by the Company’s shareholders, except as may be required by applicable law or pursuant to the requirements of the Nasdaq Stock Market or other securities exchange or quotation system upon which the Company’s securities are then trading or quoted.

Dividends. Like the holders of our Series B Stock (currently and under the terms of the Series B Stock as proposed to be amended), the holders of our Non-voting Common Stock will be entitled to receive and share equally in such dividends or distributions, if any, or the same amount, in an identical form of consideration and at the same time as those dividends and distributions declared by our Board of Directors in respect of our Common Stock from legally available funds.

Voting rights. Like the holders of our Series B Stock (currently and under the terms of the Series B Stock as proposed to be amended), the holders of our Non-voting Common Stock will not be entitled to vote on any matter except as may be required by law or in the Articles of Incorporation. Approval of a majority of the holders of the Non-voting Common Stock would be required in the event we propose any amendments to the Articles of Incorporation that would affect the rights of the holders of Non-voting Common Stock in a manner different than the rights of the holders of our Common Stock or propose to increase or decrease the authorized number of shares of Non-voting Common Stock.

Conversion. Pursuant to the terms of the Non-voting Common Stock as set forth in Section 2.3 of the Articles of Incorporation as proposed to be amended, a holder of Non-voting Common Stock may convert any number of its shares of Non-voting Common Stock into an equal number of shares of Common Stock at the option of the holder, provided, however, that each share of Non-voting Common Stock will not be convertible in the hands of or at the election of the initial holder or any affiliate of such initial holder and will only be convertible by a transferee and in connection with or after a transfer to a third party unaffiliated with such initial holder and that complies with the transfer restrictions described below.

8

The Non-voting Common Stock may only be transferred through one or more of the following alternatives: (i) to an affiliate of the holder or to the Company; (ii) in a widely distributed public offering of the Common Stock; (iii) in a transfer that is part of a private placement of the Common Stock in which no one transferee (or group of associated transferees) acquires the rights to purchase in excess of 2% of the voting securities of the Company then outstanding (including pursuant to a related series of transfers); (iv) in a transfer of the Common Stock to an underwriter for the purpose of conducting a widely distributed public offering; or (v) a transaction approved by the Board of Governors of the Federal Reserve System (the “Federal Reserve”) or if the Federal Reserve is not the relevant regulatory authority, any other regulatory authority with the relevant jurisdiction. In order to transfer such shares of Non-voting Common Stock under the preceding clauses (i) or (iii), a transferee of such shares must surrender certificates representing such shares to the Company, together with documentation reasonably satisfactory to the Company that such transferee has acquired such shares in a transfer qualifying under the preceding clauses (i) or (iii).

Liquidation. Unlike the Series B Stock (currently and pursuant to the terms of the Series B Stock as proposed to be amended), the Non-voting Common Stock will not be entitled to a liquidation preference. Holders of our Non-voting Common Stock will be entitled to the amount that a holder of our Common Stock would be entitled to receive upon our liquidation or dissolution (plus any declared but unpaid dividends). Under the terms of the Series B Stock (currently and pursuant to the terms of the Series B Stock as proposed to be amended), holders of our Series B Stock are entitled to receive out of our assets available for distribution to our shareholders and after any payment required to be made to any holders of the Series A Preferred Stock, (i) $0.01 per share, (ii) the amount that a holder of shares of Common Stock would be entitled to receive if such shares of Series B Stock were converted into Common Stock immediately prior to the Company’s liquidation, dissolution or winding-up, assuming such shares of Common Stock were outstanding, and (iii) an amount equal to all declared and unpaid dividends for prior dividend periods, and no more, before any distribution is made to holders of the Voting Common Stock or any other class of stock or series thereof ranking junior to the Series B Stock with respect to the distribution of assets.

Preemptive rights. Similar to the terms of the Series B Stock (currently and pursuant to the terms of the Series B Stock as proposed to be amended) and our Common Stock, the terms of the Non-voting Common Stock will not provide for preemptive rights. Pursuant to the Investment Agreement, Aquiline does have contractual preemptive rights in connection with certain public and private offerings of our securities.

Redemption and other terms. Like our Series B Stock (currently and pursuant to the terms of the Series B Stock as proposed to be amended), our Non-voting Common Stock will not be subject to mandatory redemption. All issued and outstanding shares of Non-voting Common Stock will be non-assessable.

Dilutive effect. Assuming no shares of Non-voting Common Stock are issued other than in connection with a conversion by Aquiline (and no such other issuance is presently contemplated), there will be no additional dilutive effect on holders of our Common Stock if holders of Non-voting Common Stock convert to Common Stock than if holders of our outstanding Series B Stock were to convert their shares into Common Stock. If the Amendment is approved, the Board of Directors would be authorized to issue Non-voting Common Stock only with the rights, terms and conditions set forth in the proposed amendment to the Articles of Incorporation, as set forth in Annex A.

Other than the possible conversion by Aquiline of its Series B Stock as described above, the Board of Directors does not have any current plans, intentions or commitments calling for the issuance of shares of Non-voting Common Stock. Regardless of whether the Company ultimately issues Non-voting Common Stock to Aquiline upon a conversion of its Series B Stock, the Board of Directors believes that approval of the proposed Amendment to the Articles of Incorporation is in the Company’s best interest for the reasons described above.

Vote Required

To be approved, Proposal 3 requires the affirmative vote of the holders of a majority of the shares of Common Stock cast at the Annual Meeting. Abstentions and broker non-votes will not be treated as votes cast and, therefore, neither will have an effect on the vote for this Proposal 3.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO AMEND THE COMPANY’S ARTICLES OF INCORPORATION TO CREATE A CLASS OF

NON-VOTING COMMON STOCK.

9

PROPOSAL 4

APPROVAL OF AN AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO AMEND THE TERMS OF THE SERIES B STOCK

Under the existing terms of the Series B Stock set forth in the Series B Amendment, the Series B Stock automatically converts into our Common Stock in the event of a “Widely Dispersed Offering,” as defined in the Series B Amendment. Aquiline, which owns all the outstanding shares of our Series B Stock, is considering conversion of its Series B Stock into Non-voting Common Stock if Proposals 3, 4 and 5 are approved by our shareholders, subject to the entry into agreements with the Company, satisfactory to Aquiline, that contain equivalent contractual terms and benefits with respect to its ownership of Non-voting Common Stock as presently contained in the existing agreements between the Company and Aquiline with respect to Aquiline’s ownership of Series B Stock. Approval of Proposal 4 will permit the Company, through an amendment to our Articles of Incorporation, to add the following section to the Series B Amendment to provide for the conversion of the Series B Stock into Non-voting Common Stock:

“Section 14. Conversion of Series B Preferred Stock to Non-Voting Common Stock. Upon written notice to the Corporation, any holder of Series B Preferred Stock may request that the Corporation convert any number of such holder’s shares of Series B Preferred Stock into an equal number of shares of the Corporation’s Non-voting Common Stock and such conversion shall be effected immediately thereafter by the Corporation by issuing to such holder the shares of the Corporation’s Non-voting Common Stock and related certificates. ”

In order to permit any conversion of the Series B Stock into shares of Non-voting Common Stock, and the issuance of the Non-voting Common Stock to Aquiline: (i) our Articles of Incorporation must be amended to create a class of Non-voting Common Stock, as set forth in Proposal 3; (ii) our Articles of Incorporation must be amended to add Section 14 to the Series B Amendment to provide for the conversion of Series B Stock into Non-voting Common Stock, as set forth in this Proposal 4; and (iii) the issuance of the Non-voting Common Stock to Aquiline and related transactions must be approved for purposes of Nasdaq Listing Rule 5635, as set forth in Proposal 5. To permit a conversion by Aquiline of its shares of Series B Stock into shares of Non-voting Common Stock, and the issuance of the Non-voting Common Stock to Aquiline, shareholders must approve each of Proposals 3, 4, and 5 by the required number of votes. Unless Proposals 3, 4, and 5 are all approved, none of the amendment to our Articles of Incorporation to create a class of Non-voting Common Stock, the amendment to our Articles of Incorporation to add Section 14 to the Series B Amendment or the issuance of the Non-voting Common Stock to Aquiline will be effected.

Background of the Proposal, Reasons for the Proposal and Effect of the Amendment

Please see “Proposal 3” for background and discussion relating to the proposal to amend the terms of the Series B Stock to provide for the conversion of the Series B Stock into Non-voting Common Stock. If Proposal 4 is approved, we will amend our Articles of Incorporation to add Section 14 to the Series B Amendment, to allow holders of shares of Series B Stock to convert those shares into newly issued shares of Non-voting Common Stock.

The addition of Section 14 to the Series B Amendment will allow the holders of Series B Stock to convert their shares of Series B Stock into shares of Non-voting Common Stock upon written notice to the Company. The holders of the Series B Stock will still have the option to convert their shares of Series B Stock into shares of Common Stock, as currently provided in our Articles of Incorporation. Other than the addition of Section 14 to the Series B Amendment, the terms, powers and preferences of, and qualifications, limitations and restrictions on, the Series B Stock will remain the same.

Description of the Non-voting Common Stock

Please see the discussion under “Proposal 3 — Description of the Non-voting Common Stock” for a description of the Non-voting Common Stock into which the Series B Stock will be convertible if Proposals 3 and 4 are approved.

Vote Required

To be approved, Proposal 4 requires the affirmative vote of the holders of a majority of the shares of Common Stock cast at the Annual Meeting. Abstentions and broker non-votes will not be treated as votes cast and, therefore, neither will have an effect on the vote for this Proposal 4.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO AMEND THE COMPANY’S ARTICLES OF INCORPORATION TO AMEND THE TERMS OF THE SERIES B STOCK.

10

PROPOSAL 5

APPROVAL OF THE ISSUANCE OF NON-VOTING COMMON STOCK TO AQUILINE AND RELATED TRANSACTIONS UNDER NASDAQ LISTING RULE 5635

The Company’s common stock is currently listed on the Nasdaq Capital Market and the Company is subject to the Nasdaq Stock Market Rules.  Nasdaq Listing Rule 5635 requires that a listed company obtain shareholder approval prior to an issuance of common stock when, as a result of an issuance, an investor would own, or have the right to acquire, 20% or more of the outstanding shares of common stock or voting power or securities convertible into common stock or would otherwise acquire control of the Company as determined under Nasdaq Listing Rule 5635. If Proposals 3 and 4 are approved, Aquiline is considering converting its Series B Stock to Non-voting Common Stock. Any issuance of the Non-voting Common Stock to Aquiline in connection with a conversion will result among other things, in Aquiline owning greater than 20% of the Company’s outstanding common stock and having the largest ownership position in the Company. Furthermore, pursuant to the exercise of its preemptive rights or otherwise, and subject to any applicable regulatory approval, Aquiline may also increase its ownership of the Company’s equity securities representing up to 33.3% of our total equity. To the extent that a Nasdaq listed company does not obtain the required shareholder approval, the company may be subject to the delisting of our securities from Nasdaq. As a result, the Company is soliciting shareholder approval for the transactions contemplated above and any related transactions.

In order to permit any conversion of the Series B Stock into shares of Non-voting Common Stock, and the issuance of the Non-voting Common Stock to Aquiline, our Articles of Incorporation must be amended to authorize the Company to issue Non-voting Common Stock, as set forth in Proposal 3, our Articles of Incorporation must be amended to amend the terms of the Series B Stock to permit conversion of the Series B Stock into Non-voting Common Stock, as set forth in Proposal 4, and the transactions described above must be approved for purposes of Nasdaq Listing Rule 5635, as set forth in this Proposal 5. To permit a conversion by Aquiline of its shares of Series B Stock into Non-voting Common Stock, and the issuance of the Non-voting Common Stock to Aquiline, shareholders must approve each of Proposals 3, 4 and 5 by the required number of votes. In the event Proposals 3, 4 and 5 are not all approved, none of the amendment to authorize Non-voting Common Stock, the amendment to amend the terms of the Series B Stock or the issuance of the Non-voting Common Stock to Aquiline will be effected.

Background of the Proposal and Reasons for the Proposal

Please see Proposals 3 and 4 for a discussion of the creation of the Non-voting Common Stock, the expected conversion of the Series B Stock and the expected issuance of the Non-voting Common Stock, including the background and reasons for each.

Vote Required

To be approved, Proposal 5 requires the affirmative vote of the holders of a majority of the shares of Common Stock cast at the Annual Meeting. Abstentions and broker non-votes will not be treated as votes cast and, therefore, neither will have an effect on the vote for this Proposal 5.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO ISSUE THE NON-VOTING COMMON STOCK TO AQUILINE AND RELATED TRANSACTIONS UNDER NASDAQ LISTING RULE 5635.

PROPOSAL 6

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors has appointed CBH as the independent registered public accounting firm to audit the consolidated financial statements of BNC for the fiscal year ending December 31, 2012, subject to ratification by BNC’s shareholders. Representatives of CBH are expected to attend the Annual Meeting and will be afforded an opportunity to make a statement, if they so desire, and to respond to appropriate questions from shareholders.

11

Audit Fees. For 2011 and 2010, we incurred aggregate fees of $213,000 and $188,000, respectively, for the audits of the consolidated financial statements of the Company, reviews of the quarterly consolidated financial statements of the Company and the audit of the design and operating effectiveness of internal control over financial reporting in compliance with Section 404 of the Sarbanes-Oxley Act of 2002.

Audit-related Fees. For both 2011 and 2010, we incurred aggregate audit-related fees of $14,000 for assurance services related to the audits of our employee benefit plan.

Tax Fees. We did not incur any fees payable to CBH for tax services for fiscal years 2011 and 2010.

Other Fees. We did not incur any fees payable to CBH for any other services for to the fiscal years 2011 and 2010.

Audit Committee Pre-Approval Policies and Procedures

The fees billed by CBH are pre-approved by our Audit Committee in accordance with the policies and procedures for the Audit Committee set forth in the committee’s charter. The Audit Committee typically pre-approves all audit and non-audit services provided by the Company’s independent registered accounting firm and may not engage the independent registered accounting firm to perform any prohibited non-audit services. For 2011 and 2010, one hundred percent of the total fees paid for audit and audit related services were pre-approved.

The Audit Committee has reviewed the non-audit services performed by CBH and determined that the rendering of non-audit professional services by CBH, as identified above, is compatible with maintaining CBH’s independence.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF CBH AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2012.

OTHER BUSINESS

Management knows of no other matters to be presented for consideration at the Annual Meeting or any adjournments thereof. If any other matters shall properly come before the Annual Meeting, it is intended that the proxyholders named in the enclosed form of proxy will vote the shares represented thereby in accordance with their judgment, pursuant to the discretionary authority granted therein.

PROPOSALS FOR 2013 ANNUAL MEETING

It is presently anticipated that the 2013 Annual Meeting of Shareholders of the Company will be held in May 2013. In order for shareholder proposals to be included in the Company’s proxy materials for that meeting, such proposals must be received by the Secretary of the Company at the Company’s principal executive office no later than December __, 2012 and meet all other applicable requirements for inclusion in the proxy statement.

In the alternative, a shareholder may commence his or her own proxy solicitation and present a proposal from the floor at the 2013 Annual Meeting of Shareholders of the Company. In order to do so, the shareholder must notify the Secretary of the Company in writing, at the Company’s principal executive office no later than February _____, 2013, of his or her proposal. If the Secretary of the Company is not notified of the shareholder’s proposal by February ___, 2013, the Board of Directors may vote on the proposal pursuant to the discretionary authority granted by the proxies solicited by the Board of Directors for the 2013 Annual Meeting.

Directors and EXECUTIVE OFFICERS

The following sets forth certain information with respect to the persons who are executive officers of the Company and current directors of the Company and the Bank. The following includes each director’s specific experience, qualifications, attributes and skills that lead the Board to conclude that each director is well qualified to serve as a member of the Board. Each member of the Board of Directors of the Company serves as a member of the Board of Directors of the Bank.

12

Board of Directors

Directors whose terms expire in 2013

Lenin J. Peters, M.D., age 60, is the President of Bethany Medical Center. He has served as a director of the Bank since 1991 and of the Company since 2002. Dr. Peters has a total of 20 years banking experience. Dr. Peters earned his medical degree from University of Pittsburg, Pennsylvania. Dr. Peters has attended several financial and corporate governance courses from Wharton School of Business.

Thomas R. Smith, age 63, is the President of Smith, Parlsey & McWhorter, a CPA firm. He has served as a director of the Bank since 1997 and of the Company since 2002. Mr. Smith has a total of 23 years banking experience. Mr. Smith earned a B.S. degree from Barton College. Mr. Smith has attended several Director Assemblies and Director College with the NCBA (North Carolina Banking Association”) and numerous NCBA seminars.

D. Vann Williford, age 64, is the CEO of Vesco Material Handling Equipment, Inc. (d/b/a Atlantic Coast Toyotalift). He has served as a director of the Bank since 1991 and of the Company since 2002. Mr. Williford has a total of 20 years banking experience. Mr. Williford earned a B.S. degree from North Carolina State University. Mr. Williford has attended Director Assemblies and Director College with the NCBA.

Thomas R. Sloan, age 67, is retired. Mr. Sloan was previously employed as an internal consultant with Essilor Laboratories of America, an optical equipment and supply company, until 2003. Prior to 2003, he was the Chairman of Essilor Laboratories of America. Mr. Sloan has served as a director of the Company and the Bank since 2006. He has a total of 18 years banking experience. Mr. Sloan earned a B.S and M.S. in Optics from the University of Rochester and an M.B.A. from Northeastern University. Mr. Sloan has attended several Director Assemblies and the Director College with the NCBA and numerous NCBA seminars. Mr. Sloan has served on the board of the following companies: Precision Fabrics Group, Inc.; Piedmont Pharmaceuticals, Inc.; Aq Data, Inc.; Mediwave Star Technology, Inc.; and Bioptigen, Inc., none of which are public companies.

Directors whose terms expire in 2014

Larry L. Callahan, age 64, is the President and owner of Callahan, Inc. and is also the Owner of Triad Land Surveying. He has served as a director of the Bank since 2002 and of the Company since 2002. Mr. Callahan has a total of 20 years banking experience. Mr. Callahan attended a community college for one year. Mr. Callahan has attended Director Assemblies and Director College with the NCBA.

Joseph M. Coltrane, Jr., age 65, is an attorney with Coltrane, Grubbs & James PLLC. He has served as a director of the Bank since 2002 and of the Company since 2002. Mr. Coltrane has a total of 14 years banking experience. Mr. Coltrane earned a B.A. in Journalism and a J.D. from the University of North Carolina at Chapel Hill. Mr. Coltrane has completed 360 hours of legal and continuing education sponsored by the North Carolina Banking Institute, as well as attended Director Assemblies and Director College with the NCBA.

Richard F. Wood, age 67, is employed by Wells Fargo Advisors as a Financial Advisor/Investment Officer. He is also the Secretary of the Company. Mr. Wood has served as a director of the Bank since 1991 and of the Company since 2002. Mr. Wood has a total of 21 years banking experience. Mr. Wood attended East Carolina University. Mr. Wood has attended Director Assemblies and Director College with the NCBA.

G. Kennedy Thompson, age 61, is a Principal of Aquiline Capital Partners LLC, a New York based financial services private equity firm. He joined the firm in March 2009. Mr. Thompson was President and Chief Executive Officer of Wachovia Corporation from 2000 to 2008. He worked at Wachovia and First Union for 32 years. Mr. Thompson served in numerous industry leadership positions including Chairman of The Clearing House, Chairman of The Financial Services Roundtable, Chairman of the Financial Services Forum and President of the International Monetary Conference. He served on the Federal Advisory Council of the Federal Reserve Board for three years and was President in 2007. He currently serves on the boards of Hewlett-Packard, the PGA Tour, and Carolinas Healthcare System. He is a Trustee of The Morehead-Cain Foundation. Mr. Thompson received a B.A. from the University of North Carolina-Chapel Hill and an M.B.A. from Wake Forest University.

13

Nominees for Election at 2012 Annual Meeting

Charles T. Hagan III, age 63, is an attorney and member of Hagan Davis Mangum Barrett Langley & Hale PLLC from May 2007 to the present. Prior to May 2007, he was an attorney and member at Nexsen, Pruet, Adams, Kleemeier PLLC. He has served as a director of the Bank since 2006 and of the Company since 2006. Mr. Hagan has a total of eleven years banking experience. Mr. Hagan earned a B.A. degree from the University of North Carolina at Chapel Hill and a J.D. from Wake Forest University. Mr. Hagan has attended Director Assemblies and Director College with the NCBA and numerous NCBA seminars.

W. Swope Montgomery, Jr., age 63, is the President and Chief Executive Officer of the Company and Chief Executive Officer of the Bank. He has served as a director of the Bank since 1991 and of the Company since 2002. Mr. Montgomery has a total of 41 years banking experience. Mr. Montgomery earned a B.A. degree from the University of North Carolina at Chapel Hill. Mr. Montgomery has attended numerous seminars and Director College with the NCBA.

Richard D. Callicutt II, age 52, is the Chief Operating Officer and Executive Vice President of the Company and President and Chief Operating Officer of the Bank. He has served as a director of the Bank since 2003 and of the Company since 2003. Mr. Callicutt has a total of 31 years banking experience. Mr. Callicutt earned a B.S. degree from High Point University. He has attended numerous seminars and Director College with the NCBA.

Robert A. Team, Jr., age 56, is the President of Carolina Investment Properties, Inc. He has served as a director of the Bank since 2000 and of the Company since 2002. Mr. Team has a total of 14 years banking experience. Mr. Team earned a B.S. degree from Wake Forest University. Mr. Team has attended numerous seminars and Director College with the NCBA.

No director or principal officer is related to another director or principal officer. Other than Mr. Thompson, no director is a director of any company with a class of securities registered pursuant to the Exchange Act.

Executive Officers

W. Swope Montgomery, Jr., age 63, serves as Chief Executive Officer of the Bank and President and Chief Executive Officer of the Company. He has been employed by the Bank since 1991 and the Company since its organization in 2002. Mr. Montgomery has a total of 40 years of banking experience.

Richard D. Callicutt II, age 52, serves as President and Chief Operating Officer of the Bank and Executive Vice President and Chief Operating Officer of the Company. He has been employed by the Bank since 1991 and the Company since its organization in 2002. Mr. Callicutt has a total of 30 years of banking experience.

David B. Spencer, age 49, serves as Executive Vice President and Chief Financial Officer of the Bank and the Company. He has been employed by the Bank since 1997 and the Company since its organization in 2002. Mr. Spencer has a total of 25 years of banking experience.

CORPORATE GOVERNANCE MATTERS

Board Leadership Structure

We have traditionally operated with separate Chief Executive Officer and Chairman of the Board positions. The Board believes that having separate persons serving as chief executive officer and chairman and a majority of independent directors provides the optimal board leadership structure for our Company and our shareholders. The chief executive officer’s responsibility is to manage the Company and the chairman’s responsibility is to lead the Board. Thomas R. Sloan is currently serving as Chairman of the Board. All of the members of the Board of Directors, other than Swope Montgomery and Richard Callicutt, executive officers of the Company, are independent under Nasdaq listing requirements. The Company has four standing committees: Executive, Nominating and Corporate Governance, Audit and Compensation. All but the Executive Committee is made up entirely of independent directors. Mr. Montgomery, the Chief Executive Officer, serves on the Executive Committee. The Bank has Asset/Liability Management and Loan Committees. The duties of the Company’s committees and the qualifications of the independent directors are described below.

14

The Nominating and Corporate Governance Committee, as part of its annual review, evaluates the Board leadership structure and Board performance and reports its findings to the whole Board.

Board’s Role in Risk Oversight

Directors keep themselves informed of the activities and condition of the Company and of the risk environment in which it operates by regularly attending Board and committee meetings, and by review of the meeting materials, auditors’ finding and recommendations. Directors also stay abreast of current trends and regulatory developments by briefings from senior management and counsel, auditors or other consultants and more formal director education. Each of the Company’s and the Bank’s committees considers risks within its area of responsibility. The Bank’s Asset/Liability Management and Loan Committees give monthly reports to the Company’s Board. The Audit Committee and the full Board focus on the Company’s most significant risks in the areas of liquidity, credit, interest rate and general risk management strategy. The Board sets policy guidelines in the areas of loans and asset/liability management which are reviewed on an on-going basis. We hired William McKendry on December 1, 2011, as Chief Enterprise Risk Officer. Mr. McKendry brings a diverse banking background with extensive experience in risk management. He is responsible for managing and monitoring risks and implementing appropriate strategies to mitigate identified risks. Management, the Board, and the Board’s committees utilize third-party consultants and advisors to help them examine and assess the Bank’s and the Company’s enterprise risk management. While the Board oversees the Company’s risk management, management is responsible for day-to-day risk management following the dictates of the Board’s policy decisions.

Communication with Board Members

We do not have formal procedures for shareholder communication with our Board. In general, our directors and officers are easily accessible by telephone, postal mail or e-mail. Any matter intended for your Board, or any individual director, can be directed to W. Swope Montgomery, Jr., our President and Chief Executive Officer or David B. Spencer, our Chief Financial Officer, at our principal executive offices 1226 Eastchester Drive, High Point, North Carolina 27265. You also may direct correspondence to our Board, or any of its members, in care of the Company at the foregoing address. Your communication will be forwarded to the intended recipient unopened.

Attendance at Annual Meetings

Although it is customary for all of our directors to attend annual meetings of shareholders, we have no formal policy in place requiring attendance. All of the Company’s directors attended our annual meeting of shareholders held on May 17, 2011.

Shareholder Nominations

Our Bylaws provide that in order to be eligible for consideration at the annual meeting of shareholders, all nominations of directors, other than those made by the Nominating and Corporate Governance Committee, must be in writing and must be delivered to the Secretary of the Company not less than 50 days nor more than 90 days prior to the meeting at which such nominations will be made; provided, however, that if less than 60 days’ notice of the meeting is given to the shareholders, such nominations must be delivered to the Secretary of the Company not later than the close of business on the tenth day following the day on which the notice of meeting was mailed.

The Board may disregard any nominations that do not comply with these requirements. Upon the instruction of the Board, the inspector of voting for an annual meeting may disregard all votes cast for a nominee if the nomination does not comply with these requirements. Written notice of nominations should be directed to the Secretary of the Company.

Board Meetings

Our Board is scheduled to meet on a monthly basis or as needed. During 2011, the Board met 14 times. All incumbent directors attended more than 75% of the total number of meetings of the Board and its committees on which they served during the year.

15

Executive Session

The members of the Board of Directors who are independent under Nasdaq listing standards meet regularly in executive session without management present. Executive sessions are generally held in connection with a regularly scheduled Board meeting. In addition, executive sessions may be held when called by two or more directors or at the request of the Board of Directors.

Committees of the Board

During 2011, our Board had four standing committees, the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, and the Executive Committee. The voting members of these Committees are appointed by the Board annually from among its members. Certain of our executive officers also serve as non-voting, advisory members of these committees.

Executive Committee. Our Executive Committee consists of W. Swope Montgomery, Jr., Lenin J. Peters, M.D., Thomas R. Smith, CPA, D. Vann Williford, Thomas R. Sloan, Robert A. Team, Jr., G. Kennedy Thompson, and Charles T. Hagan III. The Executive Committee makes recommendations to the full Board and acts on policies adopted by the Board in the absence of a meeting of the entire Board. This Committee generally meets 12 times a year, and during the fiscal year ended December 31, 2011, the Executive Committee met 11 times.

Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee (“Nominating Committee”) consists of Charles T. Hagan III (chairman), Larry L. Callahan, Richard F. Wood and Joseph M. Coltrane, Jr. All members of the Nominating Committee are “independent” as defined in the Nasdaq’s listing standards. The Nominating Committee evaluates qualifications and candidates for positions on the Company’s Board and nominates new and replacement members for the Board. In addition, the Nominating Committee facilitates an annual evaluation by the Board members of the Board, as a whole, as well as each individual director’s performance.

In reviewing candidates for the Board, the Nominating Committee seeks individuals whose background, knowledge and experience will assist the Board in furthering the interests of BNC and its shareholders. Some of the factors considered in the Nominating Committee’s evaluation of potential directors include:

•	financial, regulatory, accounting and business experience, knowledge of the banking and financial services industries, familiarity with the operations of public companies and the ability to understand financial statements;
•	personal and professional integrity, honesty and reputation;
•	the ability to devote sufficient time and energy to the performance of his or her duties;
•	independence under applicable SEC and Nasdaq listing definitions; and
•	contributions to the range of talent, skill and expertise appropriate for the Board.

The Nominating Committee reviews the qualifications of, and approves and recommends to the Board, those individuals to be nominated for positions on the Board and submitted to shareholders for election at each annual meeting. With respect to nominating an existing director for re-election to the Board, the Nominating Committee will consider and review an existing director’s Board and committee attendance and performance, length of Board service, experience, skills and contributions that the existing director beings to the Board. In addition, the Nominating Committee will consider nominees for the Board by shareholders that are proposed in accordance with the advance notice procedures in our Bylaws which are described in the section of this Proxy Statement entitled “Proposals for 2013 Annual Meeting”.

The Nominating Committee identifies director nominees from various sources such as officers, directors, and shareholders and in 2011 did not retain the services of any third party consultants to assist in identifying and evaluating potential nominees. The Nominating Committee will consider and evaluate a director candidate recommended by a shareholder in the same manner as a Committee-recommended nominee. The Committee received no nominations from any of our shareholders.

The Nominating Committee has no written diversity policy, however, the Nominating Committee defines diversity broadly to include, in addition to race, gender, ethnicity and age, differences in professional experience, educational background, geographic mix within the Company’s market area, skills and other individual qualities and attributes that foster Board heterogeneity in order to encourage and maintain Board effectiveness. Any qualified candidate receives consideration regardless of race, gender or national origin.

16

A copy of the Nominating and Corporate Governance Committee Charter, which is reviewed annually, is available on the Company’s website: www.bankofnc.com.

The Nominating Committee met six times in 2011.

Audit Committee. The Company’s Board has a standing Audit Committee. Our Audit Committee consists of Thomas R. Smith, CPA (chairman), Joseph M. Coltrane, Jr., Richard F. Wood and Charles T. Hagan III. The BNC Board of Directors has determined that these directors are “independent” as defined in the Nasdaq listing standards and the SEC’s rules and regulations. The Audit Committee meets on an as needed basis (but no less than four times per year) and, among other responsibilities, (i) appoints, compensates and retains BNC’s independent auditor; (ii) oversees the independent auditing of BNC; (iii) arranges for, receives and reviews periodic written and verbal reports from the independent auditors, from management and from all internal audit contractors and employees; (iv) reviews corporate policies regarding compliance with laws and regulations, conflicts of interest and employee misconduct and reviews situations related thereto; (v) reviews, develops and implements the Company’s internal audit policies and procedures, and appoints, meets with and oversees all internal audit contractors and employees and the management employees who are directly responsible for those activities; (vi) establishes and reviews annually procedures for the receipt, retention, and treatment of complaints regarding accounting, internal auditing controls and auditing matters; (viii) pre-approves all audit and non-audited related services provided by the independent auditor; and (ix) performs other duties as may be assigned to it by the Board.

A copy of the Audit Committee Charter, which is reviewed annually, and is available on the Company’s website: www.bankofnc.com.

The Audit Committee met nine times during the fiscal year ended December 31, 2011.

The BNC Board of Directors has determined that Thomas R. Smith, CPA, is an “audit committee financial expert” and “independent” as defined under applicable rules and regulations. The Board’s affirmative determination was based upon, among other things, his educational and professional credentials and financial background.

Compensation Committee. The Compensation Committee is responsible for developing, implementing and maintaining the Company’s compensation policies. The members of the Compensation Committee in fiscal year 2011 were D. Vann Williford (chairman), Thomas R. Smith, CPA, Lenin J. Peters, M.D., Thomas R. Sloan and Joseph M. Coltrane, Jr. All of the members of the Compensation Committee are independent as defined in the Nasdaq’s listing standards. The Board of Directors determines on an annual basis each director’s independence.

Direct responsibilities of the Committee include, but are not limited to:

•	evaluating and approving goals and objectives relevant to compensation of the named executive officers and evaluating the performance of the executives in light of those goals and objectives;

•	determining and approving the compensation level for the CEO;

•	approving or reviewing the compensation structure for other key executive officers;
•	evaluating and approving all grants of equity-based compensation to executive officers;

•	reviewing performance based and equity based incentive plans for the CEO and other executive officers and reviewing the Bank’s other benefit programs presented to the Compensation Committee by the CEO; and
•	conducting a risk assessment of our compensation programs to ensure that their incentive compensation does not encourage unnecessary and excessive risk that threaten the value of the Company and the Bank.

A copy of the Compensation Committee’s Charter, which is reviewed annually, is available on the Company’s website: www.bankofnc.com.

The Compensation Committee met five times in 2011.

17

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is now, or formerly was, an officer or employee of the Company or the Bank. None of the named executive officers serves as a member of the board of directors of another entity whose executive officers or directors serve on the Company’s Board of Directors.

Committees of Bank Board

All of the members of the Company’s Board of Directors serve on the Board of Directors of the Bank. The Bank’s board of directors has appointed several standing committees to which certain responsibilities have been delegated – including the Asset/Liability Management Committee and the Loan Committee.

Code of Ethics

We have a Code of Business Conduct and Ethics for its directors, officers and employees. The Code of Business Conduct and Ethics requires that individuals avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the best interests of the Company and the Bank. The Code of Business Conduct and Ethics is a guide to help ensure that all employees live up to the highest ethical standards.

A copy of the Code of Business Conduct and Ethics is available on the Company’s website at www.bankofnc.com.

As is permitted by SEC rules, the Company intends to post on its website any amendment to or waiver from any provision in the Code of Ethics for the CEO and senior financial officers that applies to the chief executive officer, the chief financial officer, the controller, or persons performing similar functions, and that relates to any element of the standards enumerated in the rules of the SEC.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires certain of the Company’s officers and directors, and persons who own more than ten percent of the common stock, to file reports of ownership and changes in ownership with the SEC. Such officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company’s certain officers and directors, we believe that except for an inadvertent late filing for Ronald Gorczynski, our Managing Director of Accounting and Financial Reporting, during the fiscal year ended December 31, 2011, the other officers and directors and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements.

COMPENSATION DISCUSSION AND ANALYSIS

The Company’s compensation structure is designed to ensure direct supervision and accountability with respect to performance evaluations at each level of the organization. For this reason, the Compensation Committee is directly responsible for determining the total compensation level and individual components of the CEO’s compensation package. The CEO, in turn, is directly responsible for recommending for approval by the Compensation Committee the compensation packages for the executives that report directly to the CEO. This system continues in sequence throughout the Company’s chain-of-command, by the employee’s direct supervisor, subject to approval by the next higher level of management, and an overall review by the Company’s human resources department.

18

The Compensation Committee is advised from time to time by outside compensation consultants on its compensation policies and programs. The Compensation Committee did not engage a compensation consultant in 2011. In 2010, the Compensation Committee engaged Pearl Meyer & Partners (“Pearl Meyers”) to assist the Compensation Committee in conducting an updated total compensation market analysis for BNC’s executive officers using information from a peer group of community banks with similar characteristics, such as growth in franchise value and profitable financial performance, and against whom we would be competing for executive talent. The Compensation Committee used publicly available peer group information in its overall review of performance based and equity based incentive plans for the CEO and other executive officers.

Objectives of Our Compensation Program

The objectives of our compensation programs are to:

•	Support the attainment of our vision, business strategy and operating imperatives.
•	Align management and shareholder interests.
•	Reinforce our business values.
•	Guide the design and implementation of effective executive compensation and benefit plans.

We believe that we can best achieve the overall objective of our compensation program by directly linking total compensation paid to the directors and employees, including the named executive officers, to the Company’s financial performance. In order to accomplish this overall objective, our compensation program is designed to: (i) attract the qualified executives necessary to meet our needs as defined by the Company’s strategic plans, and (ii) retain and motivate executives whose performance supports the achievement of our long-term plans and short-term goals. The Compensation Committee believes that, given today’s competitive marketplace, along with our long track record of consistent financial results that have exceeded peers, retaining each of the members of our existing management team and attracting other high-level management talent are critical to our long-term success and fulfilling our fiduciary responsibilities to our shareholders. Our core belief is that individuals who have incentive will work hard to the benefit of the Company’s shareholders.

Compensation Decision Process

To assist in making its compensation decisions, the Committee reviewed the compensation information of a group of peer financial institutions with similar growth patterns in franchise value and profitable financial performance. The Committee considered publicly available market data regarding compensation practices for CEO’s, including salary and non-cash and cash incentive awards, of the peer financial institutions to ensure that our Chief Executive Officer and other executive officers’ compensation is competitive in the marketplace. The Company competes for executive talent with national and regional banks of similar scope of operations. The Compensation Committee also considers the results of the non-binding say-on-pay proposal included in the 2011 proxy statement. As a result of its deliberations, the Committee determined that salary, target annual cash incentive awards and long-term incentive awards for our named executive officers should be comparable to those provided by a peer group of community banks that have historical track records of growth in franchise value and profitable financial performance in the areas of earnings, assets and credit metrics similar to our Company.

The peer groups used for compensation practices and comparisons included:

Union First Market Bankshares Corporation	TowneBank
SCBT Financial Corporation	First Financial Bankshares, Inc.
First Bancorp	Community Trust Bancorp, Inc.
Tompkins Financial Corporation	Republic Bancorp, Inc.
Home BancShares, Inc.	Southside Bancshares, Inc.
Virginia Commerce Bancorp, Inc.	City Holding Company
Lakeland Financial Corporation	Century Bancorp, Inc.
First Community Bancshares, Inc.	Cardinal Financial Corporation
Fidelity Southern Corporation	S.Y. Bancorp, Inc.
Arrow Financial Corporation	QCR Holdings, Inc.
Porter Bancorp, Inc.	Suffolk Bancorp
First of Long Island Corporation

19

The Role of Shareholder Say-on-Pay Votes

At our 2011 Annual Meeting of Shareholders held on May 17, 2011, 96.1% of the votes cast on the advisory vote on executive compensation (the say-on-pay proposal) were cast in favor of the proposal. The Compensation Committee believes this favorable vote affirms our shareholders’ support of its approach to executive compensation.

Shareholders are provided with the opportunity to case an annual say-on-pay vote. The Compensation Committee will continue to consider the outcome of the say-on-pay votes when making future compensation decisions for the named executive officers.

Elements of Compensation

Our compensation program consists of the following elements: (i) base salary, (ii) bonuses, (iii) long-term equity incentive awards, (iv) supplemental retirement plans, (v) deferred compensation and (vi) other executive benefits.

Base Salary. The salaries of our named executive officers are designed to:

•	provide base pay benchmarked to the individual’s level of responsibility, talent and experience;
•	provide financial predictability;
•	provide a salary that is market competitive; and
•	promote retention of executives.

Salaries are reviewed annually, and adjustments, if any, are made based on the review of competitive salaries in our peer group, as well as an evaluation of the individual officer’s responsibilities, job scope, and individual performance. For example, the Committee assesses each officer’s success in achieving forecasted earnings and return ratios, business conduct and integrity, and leadership and team building skills.

The Committee reviewed salaries of chief executive officers in 2011 peer group described above. Based on this review, and the contribution of each executive officer relative to the success of our Company, the Committee determined that our named executive officers’ salaries were in-line with comparable financial institutions and the overall contribution each provides to the success of our Company. The 2011 base salaries for each of our named executive officers are reflected in the Summary Compensation table on page ___ of this Proxy Statement.

Base salaries are managed within a range around the median. All salary increases reflect the Committee’s desire to maintain competitive compensation relative to the peer group.

Bonuses-Annual Cash Incentive Awards. In the past we utilized an incentive program, Compensation for Stakeholders, that establishes an overall incentive pool to be distributed to employees bank-wide, including executive officers. The purpose of the program was to promote achievement of the Company’s annual performance goals. As part of this program, ten key variables that drive profitability were tracked relative to the prior year, and as levels were obtained in each of the key variables above a minimum acceptable growth rate, a percentage of the incremental pretax enhancement was allocated to each of the bank-wide and management incentive pools. If the Company failed to achieve net income growth of greater than a benchmark percentage established annually by the compensation committee compared to the prior year’s and the Bank’s ratings on regulatory examinations were not satisfactory in all categories, no incentive award would be made. If after the minimum performance goals were met, a portion of every dollar over the minimum was added to the pool to be divided among employees and named executive officers. This program awarded improvements in areas such as average loans, average core deposits, net interest income, net interest margin, efficiency ratio, non-interest income, while deducting for unacceptable levels of credit quality, including charge-offs, nonperforming assets, and loans past due. This program was in place at the Bank and the Company for over ten years, and allowed our organization to create a culture where our employees’ interests and actions were closely aligned with our shareholders’ interests on a daily basis. The program provided directors a report that was evaluated by the Compensation Committee. This report quantified the correlations between incentive pool totals with expected increases in net income and return on tangible equity levels.

20

The Chief Executive Officer provided a recommendation to the Compensation Committee on the allocation and distribution of the management incentive pool to specific officers. The Compensation Committee deliberated independent of management, and determined the final allocation of the pool based on overall performance levels and compensation objectives.

In 2011, the Compensation for Stakeholders plan resulted in no bonus pool. The Board voted to abolish the plan in early 2012 and the Compensation Committee is working on a replacement plan that will meet the objectives of an incentive compensation program for all employees. The Board believes that the purpose of a short-term incentive bonus plan is to:

•	optimize annual operating results;
•	more directly align management and shareholder interests;
•	provide, along with base salary, market competitive cash compensation when targeted performance goals are met;
•	provide appropriate incentives to exceed targeted results, while ensuring that those incentives do not encourage unnecessary risk that threaten the value of the Bank and the Company;
•	pay meaningful incremental cash awards when results exceed target; and
•	encourage internal alignment and teamwork.

The Compensation and the Board believe that consistency in any bonus plan is a key objective, which dictates maintaining exceptional credit quality, growth in earning assets, efficient deployment of non-interest expenses, and a strong correlation between expansion and profitability.

Long-Term Equity Incentive Awards. The Company maintains the Omnibus Stock Ownership and Long Term Incentive Plan (“Omnibus Plan”), under which it is permitted to grant incentive stock options, restricted stock grants, stock appreciation rights and performance units. The purpose of the Omnibus Plan is to:

•	balance the short-term orientation of other compensation elements;
•	more directly align management and shareholder interests;
•	focus executives on the achievement of long-term results;
•	support the growth and profitability of the Company and the Bank;
•	allow key executives to accumulate key assets; and
•	retain executive talent.

We believe that the Omnibus Plan promotes the interests of the Company by attracting and retaining employees of outstanding ability and providing executives of the Company and the Bank greater incentive to make material contributions to the success of the Company by providing them with stock-based compensation which will increase in value based upon the market performance of the common stock and/or the corporate achievement of financial and other performance objectives. The Compensation Committee intends to associate the vesting of awards to the achievement of selected financial performance goals.

Under the terms of the Omnibus Plan, option exercise prices are always based upon the closing trading price of the Company’s common stock on the date of grant by the Board of Directors.

On August 22, 2011, Messers. Montgomery, Callicutt and Spencer each received 11,000 shares of restricted stock with a price per share of $6.64 on the grant date. The restricted stock vests over a two year period and will be fully vested on August 22, 2013. The awards are not subject to performance criteria, but the executive must remain employed by the Company for the entire two-year vesting period to receive the restricted stock awards. However, no restricted stock awards will become transferrable or payable, except for the payment of taxes, which may become due and payable, unless allowed under the TARP and CPP rules and regulations.

Other Executive Benefits - Perquisites. The Company provides the following to our named executive officers:

•	country club memberships and dues;
•	personal use of Company-provided auto or auto allowance;
•	expenses for spouses to attend conferences: and
•	personal use of Company-provided cell phones.

21

For 2011, we determined the level of perquisites and benefits to offer based on the Compensation Committee’s review of other financial institutions in our market area. We believe these perquisites serve a dual purpose. They are competitive with companies in our peer group, and they also facilitate the officer’s ability to work outside our corporate headquarters by assisting with travel and providing an external location to conduct business. See the Summary Compensation Table on page __ for perquisites received by each named executive officer.

Other Executive Benefits - Retirement Benefits. We maintain supplemental executive retirement agreements (SERPs) in the form of salary continuation and split dollar agreements, for the benefit of the Company’s named executive officers. Our goal is to provide competitive retirement benefits given the restrictions on executives within tax-qualified plans. The Committee has worked in past years with Clark Consulting and Grady and Associates in analyzing the possible benefits of using SERPs to address the issues of internal and external equity in terms of retirement benefits offered to all employees at the Company as a percentage of final average pay and executives in our peer group. The Committee believes that supplemental retirement benefits for all named executive officers are at levels deemed competitive with peers and within annual cost parameters established by the Committee. For more information on the SERPs, see page ___ of this Proxy Statement. Under the terms of the TARP and the CPP (both terms are defined below), no SERP benefits, except for those that are fully vested, can be accelerated or paid upon termination to the named executive officers so long as the United States Treasury holds equity in the Company.

Other Executive Benefits - Severance Benefits. We have employment agreements with our named executive officers which provide, among other things, for severance benefits upon certain types of employment terminations. We believe employment agreements serve a number of functions, including (i) to enable us to retain our talented executive team; (ii) to mitigate any uncertainty about future employment and continuity of management in the event of a change in control; and (iii) to protect the Company’s and our customers interests through appropriate post-employment restrictions, including non-compete and non-solicitation covenants. Additional information regarding the employment agreements may be found beginning on page ___ of this Proxy Statement. Under the terms of the TARP and the CPP (both terms are defined directly below), no severance benefits are payable upon termination to the named executive officers so long as the United States Treasury holds equity in the Company.

Other Executive Benefits - Employee Benefit Plans. Our executive officers are eligible to participate in the employee benefit plans available to all of our employees, including medical, dental, life and disability insurance plans, as well as to participate in our 401(k) plan.

Implications of Participation in the Troubled Asset Relief Program/Capital Purchase Program on Executive Compensation Arrangements

Under the provisions of the Emergency Economic Stabilization Act (“EESA”) enacted in 2008 to stabilize the US financial system, the United States Treasury (the “UST”) developed the Troubled Asset Relief Program (“TARP”) which includes the Capital Purchase Program (“CPP”). On December 5, 2008, the UST under the CPP invested $31.26 million in the Company’s preferred stock and a warrant for 543,337 shares of common stock. As a participant in the CPP, we have adopted certain requirements for executive compensation and corporate governance in accordance with the UST’s interim final rule implementing the compensation and corporate governance requirements under EESA, as amended by the American Recovery and Reinvestment Act of 2010 (“ARRA”), as well as additional guidance issued by the UST from time to time following the issuance of the interim final rule. These rules were subject to a public comment period which has expired, but no final rule has been adopted. The Board directed management to take all steps necessary to ensure that the Company complies with ESSA, and the rules and regulations of the UST and the SEC, including by complying with the following limitations:

•            No unnecessary and excessive risk or plans that encourage earnings manipulation. The Compensation Committee is required to review no less than every six months our senior executive officers’ (SEO) compensation programs with the Company’s senior risk officers and certify that the Company has made reasonable efforts to ensure that its compensation arrangements do not encourage unnecessary risks that threaten BNC’s value. Further, the Compensation Committee must examine the Company’s compensation programs to ensure that the Company’s plans do not encourage manipulation of BNC’s reported earnings in or to enhance the compensation of any of its employees.

22

•              Prohibition on bonuses, retention awards and other incentive compensation. We are prohibited from paying or accruing any bonus retention award or incentive compensation to any senior executive officer or any of the five next most highly compensated employees subject to certain exceptions. We are permitted to award restricted stock that has a value not exceeding one-third of the employee’s total annual compensation, so long as the stock is not paid out during the period the Company is participating in the CPP.

•              Clawback. We must recover bonuses, retention awards and incentive compensation paid to senior executive officers and the next 20 most highly compensated employees if they were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria whether or not the employee was at fault, any misconduct occurred or the financial statements were restated.

•              Prohibition on severance. We are prohibited from making severance payments to the senior executive officers and the next five most highly compensated employees other than payments for services performed or benefits accrued.

•              Luxury expenditure policy. We have adopted a companywide policy regarding excessive or luxury expenditures. The Nominating Committee, as part of its corporate governance responsibilities, oversees maintaining the Company’s luxury expenditure policy.

Under the CPP rules, SEOs include the Chief Executive Officer, Chief Financial Officer and the next three most highly compensated employees. In 2008 at the time of entering into the CPP, each of the Company’s named executive officers signed an agreement with the Company agreeing to modify their compensation arrangements to the extent applicable to comply with these requirements. The CPP requirements remain in effect during the period that the UST holds equity or debt securities of the Company.

The current compensation program has been and will continue to be limited as necessary to comply with the CPP restrictions including the elimination of cash bonuses and accruals, limiting the value of equity compensation awards, and the elimination of parachute payments as well as the other restrictions described above.

Further, the Compensation Committee must annually provide a narrative description of how the SEO compensation plans do not encourage the SEOs to take unnecessary and excessive risks that threaten the value of the Company (including how the SEO plans do not encourage behavior focused on short-term results rather than long-term value creation), the risks posed by the employee compensation plans and how these risks were limited (including how the employee compensation plans do not encourage behavior focused on short-term results rather that long-term value creation), and how the Company has ensured that the employee compensation plans do not encourage the manipulation of the Company’s reported earnings to enhance the compensation of any employee. Within this framework, a variety of topics were discussed including:

•	The parameters of acceptable and excessive risk taking in light of a number of considerations, including the understanding that some risk taking is an inherent part of the operations of a financial institution;
•	The other controls that the Company and the Bank have established (other than reviews of the Company’s compensation practices) that limit undesirable risk taking; and
•	The general business goals and concerns of the Company, ranging from growth and profitability to the need to attract, retain and incentivize top tier talent.

As a result of this review and discussion, the Compensation Committee determined that the design and goals of the existing SEO and employee incentive compensation arrangements do not:

•	create an incentive for the SEOs or other employees to engage in unnecessary and excessive risk taking;
•	encourage behavior that is focused on short-term results rather than long-term value creation; or
•	encourage manipulation of the Company’s reported earnings to enhance the compensation of any employee.

The Committee believes that the discretionary nature of its decision-making process in determining the amount of any incentive compensation awards based upon its after-the-fact assessment of a variety of financial and other performance factors serves to mitigate the potential for excessive risk taking.

23

Tax and Accounting Consideration

The Compensation Committee and Management have considered the accounting and tax impact of various program designs to balance the potential cost to the Company with the benefit/value to the executive officer. The accounting and tax treatment of compensation generally has not been a material factor in determining the amount of compensation for the Company’s named executive officers.

The Company accounts for equity based compensation following the provisions of Accounting Standards Codification Topic 718, Compensation – Stock Compensation for Share-based Compensation.

2011 SUMMARY COMPENSATION TABLE

The executive officers of the Company are not paid any cash compensation by the Company. However, the executive officers of the Company also are executive officers of the Bank and receive compensation from the Bank.

The following table sets forth the cash and other compensation that the Bank paid or accrued to our Chief Executive Officer and our Chief Financial Officer and our next three most highly compensated officers whose total annual salary and bonus exceeded $100,000 during the years ended December 31, 2009, December 31, 2010 and December 31, 2011. Messrs. Montgomery, Callicutt and Spencer are the only executives at the Company level.

Name and Principal Position	Year	Salary	Bonus	Stock(4) Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings(5)	All Other Compensation		Total
W. Swope Montgomery, Jr.	2011	$439,639	—	$73,040	—	—	$264,379	$31,692	(1)	$808,750
President and Chief	2010	409,008	—	—	—	—	234,061	29,876	(1)	672,937
Executive Officer of the	2009	345,200	—	72,710	—	—	163,641	35,459	(1)	617,000
Company and Chief
Executive Officer of the Bank

Richard D. Callicutt II	2011	$388,407	—	$73,040	—	—	$77,087	$25,685	(2)	$564,219
Executive Vice President	2010	350,000	—	—	—	—	69,821	17,472	(2)	437,293
and Chief Operating Officer	2009	268,650	—	66,100	—	—	48,366	17,811	(2)	400,927
of the Company and President and Chief Operating Officer of the Bank

David B. Spencer	2011	$347,152	—	$73,040	—	—	$45,415	$24,400	(3)	$490,007
Executive Vice President,	2010	311,248	—	—	—	—	41,034	24,351	(3)	376,633
and Chief Financial Officer	2009	251,200	—	106,170	—	—	29,996	26,152	(3)	413,523
of the Company and the Bank

(1)	For Mr. Montgomery in 2011, this amount consisted of $600 paid for spouse to attend conferences, $1,100 for cell phone, $9,600 for automobile, $5,160 for country club dues, $11,000 contributed by the Bank for the 401(k) plan and $4,232 imputed income from Bank-owned split dollar insurance policy; and in 2010 this amount consisted of $600 paid for spouse to attend conferences, $1,100 for cell phone, $9,600 for automobile, $5,160 for country club dues, $9,433 contributed by the Bank for the 401(k) plan and $3,983 imputed income from Bank-owned split dollar insurance policy; and in 2009, this amount consisted of $800 paid for spouse to attend conferences, $1,100 for cell phone, $9,600 for automobile, $6,037 for country club dues, $14,236 contributed by the Bank for the 401(k) plan and $3,686 imputed income from Bank-owned split dollar insurance policy.
(2)	For Mr. Callicutt in 2011, this amount consisted of $1,100 for cell phone, $9,600 for automobile, $5,160 for country club dues, $8,138 contributed by the Bank for the 401(k) plan, and $1,687 imputed income from Bank-owned split dollar insurance policy; and in 2010, this amount consisted of $1,100 for cell phone, $9,600 for automobile, $5,160 for country club dues, and $1,612 imputed income from Bank-owned split dollar insurance policy; and in 2009, $1,100 for cell phone, $9,600 for automobile, $5,568 for country club dues, $0 contributed by the Bank for the 401(k) plan and $1,543 imputed income from Bank-owned split dollar insurance policy.
(3)	For Mr. Spencer in 2011, this amount consisted of $600 for spouse to attend conferences, $1,100 for cell phone, $9,600 for automobile, $3,000 for country club dues, $8,250 contributed by the Bank for the 401(k) plan and $1,770 imputed income from Bank-owned split dollar insurance policy and in 2010, this amount consisted of $600 paid for spouse to attend conferences, $1,100 for cell phone, $9,600 for automobile, $3,080 for country club dues, $8,250 contributed by the Bank for the 401(k) plan and $1,721 imputed income from Bank-owned split dollar insurance policy; and in 2009, $1,100 for cell phone, $9,600 for automobile, $2,884 for country club dues, $10,990 contributed by the Bank for the 401(k) plan and $1,583 imputed income from Bank-owned split dollar insurance policy.

24

(4)	Restricted stock awards were made to the following individuals as follows in 2009: Mr. Montgomery – 11,000 shares awarded 12/15/09 with a price per share on grant date of $6.61(value at grant date: $72,710); Mr. Spencer – 6,000 shares awarded 9/15/09 with a price per share on grant date of $7.78 (value at grant date: $46,680) and 9,000 shares awarded 12/15/09 with a price per share on grant date of $6.61 (value at grant date $59,490); Mr. Callicutt – 10,000 shares awarded 12/15/09 with a price per share on grant date of $6.61 (value at grant date: $66,100). These awards were not subject to performance standards but the executives had to remain employed by the Company for the entire two-year vesting period to fully vest in the restricted stock awards. On August 22, 2011, Messrs. Montgomery, Callicutt and Spencer each received 11,000 shares of restricted stock with a price per share on grant date of $6.64 (value at grant date $73,040). These awards are not subject to performance standards, but the executives must remain employed by the Company until August 22, 2013 for the restricted stock awards to fully vest; however, no restricted stock awards will become transferrable or payable, except for the payment of taxes, which may become due and payable, unless allowed under the TARP and CPP rules and regulations. The grant date fair value of restricted stock was calculated in accordance with FASB Topic 718 for stock compensation.
(5)	These amounts represent the aggregate value of the increase in actuarial present value of each named executive officer under their individual Supplemental Executive Retirement Plan.

Employment Agreements

On December 18, 2007, BNC and the Bank entered into employment agreements with Messrs. Montgomery, Callicutt and Spencer which provide for elements of their compensation and payments following termination. The agreements have been amended for 409A compliance. The agreements have three-year terms, extending annually for one additional year at each anniversary unless the board of directors determines not to extend the term. Additionally, the agreements set forth the elements of the executives’ compensation, provide for payments following termination of employment, establish the terms and conditions of the employment relationship, provide for miscellaneous fringe benefits, such as use of an automobile, reimbursement of club dues, and reimbursement of reasonable business expenses. The agreements also provide for indemnification against liabilities to which the executive may become subject because of his service to BNC and the Bank. Base salaries as of December 31, 2011 were $472,800 for Mr. Montgomery, $412,000 for Mr. Callicutt, and $377,000 for Mr. Spencer.

The agreements are terminable by BNC or the Bank with or without cause and terminate automatically when the executive attains age 65. The executive’s employment may be terminated for cause if and only if 75% or more of the directors, excluding the executive, vote to terminate the executive’s employment with cause at a special board meeting held for that purpose, with advance notice and the opportunity to oppose the board’s action given to the executive. The agreements provide explicitly for severance benefits after involuntary termination without cause and after voluntary termination with good reason, as well as benefits that become payable because of the occurrence of a change in control. Severance benefits are not payable for involuntary termination with cause or for voluntary termination without good reason. For termination because of death BNC, the Bank would provide without cost continued health care coverage to the executive’s family for one year, and for termination because of disability the executive would receive (i) base salary and other employee benefits until he becomes eligible for disability benefits under company plans and (ii) continued insurance coverage for up to three years. Good reason for voluntary termination will exist if specified adverse changes in the executive’s employment circumstances occur without the executive’s consent, such as a material reduction in pay, benefits, or responsibilities or relocation of BNC’s executive offices. If the executive’s employment involuntarily terminates without cause or if he voluntarily terminates employment for good reason, he will receive in a single lump sum an amount equal to his undiscounted base salary for the unexpired term of the agreement; he will be paid in cash for the intrinsic value of his unvested stock options; he will continue to receive life and medical insurance benefits for a period that may be as long as the remaining term of the employment agreement; and he will be entitled to outplacement support of up to $25,000 and use of office facilities for one year. For this purpose the intrinsic value of unvested stock options means, for each share acquirable by exercise of the unvested option, the positive difference between the fair market value per share of BNC stock and the exercise price per share of the unvested option. Severance benefits payable after termination are conditional on the executive first entering into an agreement not to compete with BNC and the Bank. The duration of the provision not to compete with BNC and the Bank after termination of employment is 15 months in Mr. Montgomery’s and Mr. Callicutt’s case, and six months for Mr. Spencer. Benefits payable after a change in control are not conditional on the executive first entering into an agreement not to compete.

Although the employment agreements have provisions for payments upon a change in control, a requirement of participating in CPP is that the named executive officers had to enter into agreements that limited payments upon termination during the time the UST holds equity in the Company. Under the terms of the CPP, none of the named executive officers would not have been entitled to payments had there been a termination of employment in 2011.

25

Salary Continuation and Endorsement Split Dollar Agreements

The Bank also entered into amended Salary Continuation Agreements and associated Endorsement Split Dollar Agreements with Messrs. Montgomery, Callicutt and Spencer on December 18, 2007. Referred to as “SERPs,” the Salary Continuation Agreements promise a specified annual retirement benefit to each executive when he attains the normal retirement age – age 65 – or a reduced annual benefit if the executive’s employment terminates before age 65, whether termination occurs because of involuntary termination without cause, voluntary termination for any reason, or termination because of disability. Benefits for termination before age 65 are determined solely by the amount of the liability accrual balance maintained by the Bank. Consistent with generally accepted accounting principles the Bank’s liability accrual balance increases incrementally each month so that the final liability accrual balance at the executive’s normal retirement age equals the present value of the specified normal retirement benefit. If an executive’s employment terminates before age 65, instead of the specified normal retirement benefit he will receive a reduced annual benefit that is based on the amount of the Bank’s liability accrual balance when employment termination occurs. The reduced benefit would not be payable until the executive attains age 65. Annual SERP benefits are payable for life, and in the case of Messrs. Montgomery, Callicutt, and Spencer the benefit increases annually by 3%. The SERPs also provide for a lump-sum cash benefit payable immediately after a change in control, regardless of whether the executive’s employment also terminates. For Messrs. Montgomery, Callicutt, and Spencer the lump-sum benefit would consist of cash in an amount equal to the present value of the executive’s specified normal retirement age benefit, meaning the liability accrual balance projected to exist when the executive attains age 65. The SERPs make clear that this lump-sum change-in-control benefit is payable on no more than one occasion. If the change-in-control benefit is paid under the SERPs, the executives would be entitled to no other SERP benefits, except for a potential tax gross-up benefit and potential reimbursement of their legal expenses. The excise tax gross-up benefit potentially payable under the SERPs is not in addition to the excise tax gross-up benefit potentially payable under the executives’ employment agreements. Instead it is a single benefit affirmed in two separate agreements. If a change in control occurs while the executive is receiving or is entitled at age 65 to receive retirement benefits under the SERP, the executive would instead receive an immediate lump-sum payment consisting of the liability accrual balance. The Bank has assured each executive that it will reimburse the executive’s legal expenses if his SERP is challenged after a change in control, up to $500,000. This promise is in addition to the similar legal fee reimbursement promise contained in the employment agreements.

Under the terms of the TARP and the CPP, no SERP benefits, except for those that are fully vested, can be accelerated or paid upon termination to Messrs. Montgomery, Callicutt and Spencer so long as the UST holds equity in the Company.

The amended Endorsement Split Dollar Agreements associated with the SERPs assure the executives’ designated beneficiaries of a death benefit after the executive’s death, whether death occurs before or after employment termination, but if the executive is terminated for cause he would forfeit all benefits under his SERP and the associated Endorsement Split Dollar Agreement. At the executives’ death the executives’ designated beneficiaries would be entitled to (x) an amount equal to the liability accrual balance existing at the executive’s death, payable under the SERPs in a single lump 90 days after the executive’s death, and (y) under the Endorsement Split Dollar Agreements associated with the SERPs, 100% of the net death benefit payable under Bank-owned insurance policies on the executives’ lives, payable directly by the insurer to the designated beneficiary. The term net death benefit means the total life insurance policy death proceeds minus the policy cash surrender value. The policy cash surrender value is payable in its entirety to the Bank. The Financial Accounting Standards Board clarified in late 2006 that a split dollar arrangement providing post-retirement death benefits requires the employer to recognize compensation expense during an employee’s working years to account for the split dollar insurance obligation, even though the split dollar benefit will ultimately be paid by the insurance company and not the employer. Accordingly, the Bank recognizes compensation expense associated with this post-retirement split dollar insurance arrangement.

Stock Option Plans

As part of the Bank’s initial offering in 1991, the Board of Directors and the shareholders approved a nonqualified stock option plan for certain initial incorporators and directors (the “Stock Option Plan for Non-Employees/Directors”) and a qualified incentive stock option plan for key employees (the “Key Employee Option Plan”). The Stock Option Plans for Non-Employees/Directors and the Key Employee Option Plans are referred to collectively as the “Plans”. As part of the Bank’s reorganization to holding company form, BNC assumed the Bank’s obligations under the Plans.

26

The purpose of the Plans is to provide an incentive to attract and retain qualified personnel in key positions, to provide directors and key employees with a proprietary interest in BNC, and to reward directors and key employees for outstanding performance. Under the Plans, the option price per share cannot be less than the greater of $3.72 or the fair market value of a share at the time the option is granted. The period for exercising the option is no more than ten years from the date of grant. Options may be granted under the Plans which are either “incentive stock options” (“ISOs”) within the meaning of Section 422 of the Code, or “nonqualified stock options” (“NSOs”) in the discretion of the Compensation Committee of BNC.

Omnibus Stock Ownership and Long Term Incentive Plan

The Company grants equity awards pursuant to the Company’s Omnibus Stock Ownership and Long Term Incentive Plan (the “Omnibus Plan”). The Omnibus Plan is administered by the Compensation Committee of the BNC Board of Directors (“Committee”). The purposes of the Omnibus Plan are to encourage and motivate key employees to contribute to the successful performance of BNC, the Bank and its subsidiaries and the growth of the market value of the BNC Common Stock; to achieve a unity of purpose among the key employees and BNC’s shareholders by providing ownership opportunities, and a unity of interest in the achievement of BNC’s primary long term performance objectives; and to retain key employees by rewarding them with potentially tax-advantageous future compensation. There are 606,250 shares of common stock authorized to be issued pursuant to the Omnibus Plan, as amended, and 335,240 shares available for equity awards as of December 31, 2011.

The employees of BNC and its subsidiaries, who are designated as eligible participants by the BNC Board of Directors, may receive awards of Rights under the Omnibus Plan. Under the Omnibus Plan, the Committee may grant or award eligible participants (employees of the Company and its subsidiaries) options, rights to receive restricted shares of common stock (“Restricted Stock”), and/or stock appreciation rights (“SARs”). These grants or awards of options, Restricted Stock and/or SARs are referred to as “Rights”. All Rights must be granted or awarded within ten (10) years of the date of the BNC Board’s adoption of the Omnibus Plan.

In the event the outstanding shares of the common stock are increased, decreased, changed into or exchanged for a different number or kind of securities as a result of a stock split, reverse stock split, stock dividend, recapitalization, merger, share exchange acquisition, or reclassification, appropriate proportionate adjustments will be made in (i) the aggregate number or kind of shares which may be issued pursuant to exercise of, or which underlie, Rights; (ii) the exercise or other purchase price, or Base Price, and the number and/or kind of shares acquirable under, or underlying, Rights; and (iii) rights and matters determined on a per share basis under the Omnibus Plan. Any shares of common stock allocated to Rights granted under the Omnibus Plan which are subsequently cancelled or forfeited will be available for further allocation upon such cancellation or forfeiture.

The Board of Directors may at any time alter, suspend, terminate or discontinue the Omnibus Plan, subject to any applicable regulatory requirements and any required shareholder approval or any shareholder approval which our Board may deem advisable for any reason, such as for the purpose of obtaining or retaining any statutory or regulatory benefits under tax, securities or other laws or satisfying applicable stock exchange or quotation system listing requirements. The Board may not, without the consent of a participant, make any alteration which would deprive the participant of his rights with respect to any previously granted Rights. Termination of the Omnibus Plan would not affect any previously granted Rights.

27

Incentive Compensation Plans

Bonuses-Annual Cash Incentive Awards. In the past we utilized an incentive program, Compensation for Stakeholders, which establishes an overall incentive pool to be distributed to employees bank-wide, including executive officers. The purpose of the program was to promote achievement of the Company’s annual performance goals. As part of this program, ten key variables that drive profitability were tracked relative to the prior year, and as levels were obtained in each of the key variables above a minimum acceptable growth rate, a percentage of the incremental pretax enhancement was allocated to each of the bank-wide and management incentive pools. If the Company failed to achieve net income growth of greater than a benchmark percentage established annually by the Compensation Committee compared to the prior year’s and the Bank’s ratings on regulatory examinations were not satisfactory in all categories, no incentive award would be made. If after the minimum performance goals were met, a portion of every dollar over the minimum was added to the pool to be divided among employees and named executive officers. This program awarded improvements in areas such as average loans, average core deposits, net interest income, net interest margin, efficiency ratio, non-interest income, while deducting for unacceptable levels of credit quality, including charge-offs, nonperforming assets, and loans past due. This program was in place at the Bank and the Company for over ten years, and allowed our organization to create a culture where our employees’ interests and actions were closely aligned with our shareholders’ interests on a daily basis. The program provided directors a report that was evaluated by the Compensation Committee. This report quantified the correlations between incentive pool totals with expected increases in net income and return on tangible equity levels.

Grants of Plan-Based Awards. The following table gives information related to the grants of restricted stock made to our named executive officers during fiscal year 2011 from the Omnibus Plan.

GRANTS OF PLAN-BASED AWARDS

All Other
								All Other	Option		Grant
								Stock	Awards:	Exercise	Date Fair
		Estimated Future Payouts			Estimated Future Payouts			Awards:	Number of	or Base	Value of
		Under Non-Equity			Under Equity			of Shares	Securities	Price of	Stock and
		Incentive Plan Awards			Incentive Plan Awards			of Stock	Underlying	Option	Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards	Awards
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	($)

W. Swope Montgomery, Jr.	8/22/11	—	—	—	—	—	—	11,000	—	—	73,040
Richard D. Callicutt II	8/22/11	—	—	—	—	—	—	11,000	—	—	73,040
David B. Spencer	8/22/11	—	—	—	—	—	—	11,000	—	—	73,040

The restricted stock awarded on August 22, 2011, at a per share price on the date of grant of $6.64, vests over a two year period and will be fully vested on August 22, 2013 for Messrs. Montgomery, Callicutt and Spencer; however, no restricted stock awards will become transferrable or payable, except for the payment of taxes, which may become due and payable, unless allowed under the TARP and CPP rules and regulations. The awards are not subject to performance criteria, but the executive must remain employed by the Company for the entire two-year vesting period to receive the restricted stock awards.

Outstanding Equity Awards at Fiscal Year End. The table below gives information related to equity awards held by our named executive officers the end of fiscal year 2011.

28

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
W. Swope	15,125	—	—	5.95	06/17/12	—	—
Montgomery, Jr.	9,625	—	—	11.82	08/17/14	—	—
	27,500	—	—	13.64	01/15/15	—	—	11,000	79,750
Richard D.	22,000	—	—	13.64	01/15/15	—	—	11,000	79,750
Callicutt II	22,000	—	—	13.64	01/15/15	—	—
David B. Spencer	9,625	—	—	11.82	08/17/14	—	—	11,000	79,750

(1)	All stock option awards are exercisable.
(2)	On August 22, 2011, Mr. Montgomery, Mr. Callicutt and Mr. Spencer each received 11,000 shares of restricted stock with a per share price of $6.64 on the grant date . These awards are not subject to performance criteria but the executive officers must remain employed with the Company for the entire two-year vesting period, which ends of August 22, 2013. However, the shares of restricted stock will not become transferrable or payable, except for the payment of taxes, which may become due and payable, unless allowed under the TARP and CPP rules and regulations.
(3)	The amounts in the Market Value Column under the Stock Option section of this Table were computed by multiplying the price per share ($7.25) on the last day of the Company’s fiscal year (December 31, 2011, or in this case December 30, 2011, the last trading day of 2011) by the number of shares awarded.

Option Exercises and Stock Vested Table. The following table provides information concerning restricted stock awards vested during the year ended December 31, 2011, for each of our named executive officers. No options were exercised in 2011.

2011 OPTION EXERCISES AND STOCK VESTED TABLE

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
W. Swope Montgomery, Jr.	—	—	11,000	76,450
Richard D. Callicutt II	—	—	10,000	69,950
David B. Spencer	—	—	15,000	108,570

(1)	Mr. Montgomery’s 11,000 shares of restricted stock, Mr. Callicutt’s 10,000 shares of restricted stock and Mr. Spencer’s 9,000 shares of restricted stock vested on December 15, 2011 at a per share price of $6.95. Mr. Spencer’s 6,000 shares of restricted stock vested on June 15, 2011 at a per share price of $7.67. None of the vested shares are transferrable or payable at this time, except for the payment of taxes which may become due and payable, because of CPP and TARP restrictions. Messers Montgomery, Callicutt and Spencer had to remain employed with the Company until the entire two year vesting period expired to vest in the restricted stock awards.

Nonqualified Deferred Compensation. The following table gives information related to our named executive officers’ SERPS. The material terms of the SERPS, including payouts under various termination scenarios and distributions upon retirement or death, are described in detail on page __ of this proxy statement and under 2011 potential payments upon termination or change in control below.

29

2011 NONQUALIFIED DEFERRED COMPENSATION TABLE

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings In Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
W. Swope Montgomery, Jr.	—	264,379	—	—	1,746,847
Richard D. Callicutt II	—	77,087	—	—	527,266
David B. Spencer	—	45,415	—	—	282,127

Profit Sharing Plan and 401(k) Plan

The Bank maintains a Profit Sharing Plan and Trust with a qualified cash or deferred feature (the “Retirement Plan”) under Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”). All full-time employees as of the beginning of the plan year are eligible to participate in the Retirement Plan. A participating employee may contribute, through payroll deduction, from 1% to 15% of his/her salary on a tax deferred basis subject to the requirements of Section 401(k) of the Code. The Bank has agreed to contribute to the Retirement Plan an amount equal to 50% of such payroll deductions, but no more than 6% of total compensation. The Bank can, in its discretion, make additional contributions to the Plan. Any contributions by the Bank will be fully vested in the participant if he/she has six years of service with the Bank and will be reduced by 20% for each lesser number of years. The Bank contributed $575,923 to the Retirement Plan in 2011.

30

2011 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following summarizes the value of the termination payments and benefits that our named executive officers would receive if they had terminated employment on December 31, 2011, under the circumstances shown. The amounts shown in the table exclude distributions under our 401(k) retirement plan and any additional benefits that are generally available to all of our salaried employees. For more information regarding the named executive officers’ employments agreements, see “Employment Agreements”.

		Before Change in Control	After Change in Control
Name		Termination w/o Cause or for Good Reason ($)	Termination w/o Cause or for Good Reason ($)	Termination Due to Death (7) ($)	Termination Due to Retire- ment (8) ($)	Termination Due to Disability ($)	Voluntary Termi- nation ($)
W. Swope Montgomery, Jr.	Severance (1)	1,418,400	1,418,400	-	-	-	-
	Out placement (2)	25,000	25,000	-	-	-	-
	Excise Gross-up (3)	-	599,620	-	-	-	-
	Equity Acceleration (4)	-	-	-	-	-	-
	Insurance Coverage (5)	44,352	44,352	14,795	-	44,352	-
	SERP (6)	136,100	2,038,030	1,746,847	152,300	136,100	136,100
	Total	1,623,852	4,125,402	1,761,642	152,300	180,452	136,100

Richard D. Callicutt II	Severance (1)	1,236,000	1,236,000	-	-	-	-
	Outplacement (2)	25,000	25,000	-	-	-	-
	Excise Tax Gross-up (3)	-	773,657	-	-	-	-
	Equity Acceleration (4)	-	-	-	-	-	-
	Medical Coverage (5)	43,359	43,359	14,453	-	43,359	-
	SERP (6)	73,039	1,041,006	527,266	129,500	73,039	73,039
	Total	1,377,398	3,119,022	541,719	129,000	116,398	73,039

David B. Spencer	Severance (1)	1,131,000	1,131,000	-	-	-	-
	Out Placement (2)	25,000	25,000	-	-	-	-
	Excise Tax Gross-up (3)	-	690,576	-	-	-	-
	Equity Acceleration (4)	-	-	-	-	-	-
	Medical Coverage (5)	41,836	41,836	14,188	-	41,836	-
	SERP (6)	47,004	1,324,786	282,127	99,000	47,004	47,007
	Total	1,244,840	3,213,198	296,315	99,000	88,840	47,007

(1)	The employment agreement cash severance benefit for involuntary termination without cause or voluntary termination with good reason is a lump-sum payment in cash in an amount equal to base salary for the unexpired contract term, which on December 31 would be three years: this benefit is not payable, however, if the single-trigger change in control benefit is also payable or has previously been paid.

31

(2)	The single trigger cash benefit payable under the employment agreement after a change in control is a lump-sum payment in cash in an amount equal to three times the sum of salary and most recent cash bonus or cash incentive compensation when the change in control occurs; if involuntary termination without cause or voluntary termination with good reason also occurs as the result of or after the change in control, the cash severance benefit under the employment agreement for involuntary termination or voluntary termination with good reason would not also be payable, although the executive would retain entitlement to other severance benefits, such as continued insurance coverage and outplacement and office support and cash-out of unvested options if any.
(3)	Insurance benefits continue for three years under the employment agreement after involuntary termination without cause or voluntary termination with good reason, including termination occurring as the result of or after a change in control; the figure in the table represents the present value on December 31, 2011, of continued insurance benefits, based upon the Bank’s cost on that date and assuming a discount rate equal to 120% of the Applicable Federal Rate, short term, for April 2012 of 1.00%.
(4)	Under the employment agreement, the executive is entitled to outplacement expenses of up to $25,000 and office support for one year.
(5)	Under the employment agreement, the executive is entitled to receive in a single lump-sum payment in cash an amount equal to the intrinsic value of unvested stock options; for this purpose intrinsic value means the fair market value of the Company’s common stock minus the option exercise price. Messrs. Montgomery, Callicutt and Spencer had not unvested options on December 31, 2011.
(6)	Assuming termination at December 31, 2011, for the Change in Control calculation, the SERP benefit is payable in cash promptly after a change in control and is equal to the present value at age 65, the normal retirement age, taking into account the annual 3% benefit increase and using a discount rate equal to the accrual rate used by the Bank to account for its obligations under the SERPs, which rate was 5.25% as of December 31, 2011. Assuming termination at December 31, 2011, for the Termination without Cause or For Good Reason before a Change in Control, Disability and Voluntary Termination calculations, the SERP benefits become payable beginning at each executive’s retirement age.
(7)	At the executive’s death, the executive’s estate will be entitled to receive any sums due to the executive as base salary and reimbursement of expenses through the end of the month in which death occurred, and any bonus earned or accrued through the end of the month; for 12 months following the executive’s death, the executive’s family will receive without cost continuing health coverage under COBRA. Assuming the executive’s death at December 31, 2011, the executive’s beneficiaries will be entitled to receive the accrued and vested balance in the executive's SERP account at the time of death.
(8)	Mr. Montgomery attains the age of 65, normal retirement age, under the SERP in 2013, Mr. Callicutt in 2024 and Mr. Spencer in 2027; the annual normal retirement benefit under the SERP is $152,300 for Mr. Montgomery, $129,500 for Mr. Callicutt, and $99,000 for Mr. Spencer, payable in each case for the executive’s lifetime and increasing annually by 3% after payments commence.

2011 DIRECTOR COMPENSATION TABLE

The following table reports compensation paid to or accrued for the benefit of each director during 2011.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)

Lenin J. Peters, M.D.	42,500	—	—	—	—	—	42,500
Thomas R. Smith, CPA	47,000	—	—	—	—	—	47,000
D. Vann Williford	44,000	—	—	—	—	—	44,000
Richard F. Wood	40,750	—	—	—	—	—	40,750
Thomas R. Sloan	60,500	—	—	—	—	—	60,500
Larry L. Callahan	43,000	—	—	—	—	—	43,000
Joseph M. Coltrane, Jr.	35,500	—	—	—	—	—	35,500
Charles T. Hagan III	44,750	—	—	—	—	—	44,750
R. Mark Graf (1)	10,000	—	—	—	—	—	10,000
W. Swope Montgomery, Jr.	—	—	—	—	—	—	—
Richard D. Callicutt II	—	—	—	—	—	—	—
Robert A. Team, Jr.	48,500	—	—	—	—	—	48,500
G. Kennedy Thompson (2)	24,000	—	—	—	—	—	24,000

(1)	Mr. Graf’s directors’ fees are paid to Aquiline Capital Partners LLC pursuant to the Investment Agreement between Aquiline BNC Holdings LLC and the Company. Mr. Graf resigned from the Board of Directors effective April 5, 2011.

32

(2)	Mr. Thompson’s directors fees are paid to Aquiline Capital Partners LLC pursuant to the Investment Agreement between Aquiline BNC Holdings LLC and the Company. Mr. Thompson joined the Board of Directors effective April 19, 2011 and was elected to the Board at the 2011 Annual Meeting of Shareholders.

Directors’ Fees. For the fiscal year ended December 31, 2011, the Chairman of BNC’s Board of Directors received an annual retainer of $29,000 for his service, each Committee Chairman, except for the Audit Committee Chair, who received $17,000, received an annual retainer of $14,000 for his service, and each other board member received an annual retainer of $10,000 for his service. In addition, members of the BNC Board received $750 and the Chairman of the Board received $750 per meeting of the Board of Directors. Members of the Executive Committee, including the Chairman, received $750 per Executive Committee meeting. Members of other committees (including the Bank committees), including the chairmen, received $750 per committee meeting. Mr. Montgomery and Mr. Callicutt do not receive compensation for attendance at these meetings.

During 2011, directors’ fees totaled $440,500 in the aggregate. Except for $139,250, these fees were not paid directly to the directors, but were either placed into a “Directors Deferred Compensation Plan” which was approved by the BNC Board of Directors in January 1994 or, in the case of Mr. Graf and Mr. Thompson, paid to Aquiline Capital Partners LLC pursuant to the Investment Agreement. MAGNER Network LLC, in Atlanta, Georgia, administers this plan at an annual cost of $3,680 to the Company. BNC has established a Rabbi Trust to hold the directors’ accrued benefits under the plan.

Director Stock Option Plan. See “Executive Compensation – Stock Option Plans” for a discussion of the directors’ benefits under the Stock Option Plan for Directors/Non-Employees. Our directors did not receive any equity in 2011 for their services on our Board of Directors.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the foregoing “Compensation Discussion and Analysis” section of this proxy Statement with management. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and this Proxy Statement for filing with the Securities and Exchange Commission (“SEC”).

COMPENSATION COMMITTEE:

D. Vann Williford (Chairman)
Thomas R. Smith, CPA
Thomas R. Sloan
Lenin J. Peters, MD
Joseph M. Coltrane, Jr.

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such acts.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company is a “listed issuer” under the rules and regulations of the Exchange Act whose common stock is listed on the Nasdaq. The Company uses the definition of independence contained in the Nasdaq’s listing standards to determine the independence of its directors and that the Board of Directors and each standing committee of the Board is in compliance with the Nasdaq listing standards for independence.

Certain directors and executive officers of the Bank and their immediate families and associates were customers of and had transactions with the Bank in the ordinary course of business during 2011. All outstanding loans, extensions of credit or overdrafts, endorsements and guarantees outstanding at any time during 2011 to the Bank’s executive officers and directors and their family members were made in the ordinary course of its business. These loans are currently made on substantially the same terms, including interest rates and collateral, as those then prevailing for comparable transactions with persons not related to the lender, and did not involve more than the normal risk of collectability or present any other unfavorable features.

33

The Board of Directors routinely, and no less than annually, reviews all transactions, direct and indirect, between the Company or the Bank and any employee or director, or any of such person’s immediate family members. Transactions are reviewed as to comparable market values for similar transactions. All material facts of the transactions and the director’s interest are discussed by all disinterested directors and a decision made about whether the transaction is fair to the Company and the Bank. A majority vote of all disinterested directors is required to approve the transaction. The Board of Directors also evaluates the influence family relationships may have on the independence of directors who are related by blood or marriage. There are no such relationships on the Company’s or the Bank’s Board of Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The Exchange Act requires that any person who acquires the beneficial ownership of more than five percent of the Company’s common stock notify the SEC and the Company. Following is certain information, as of the Record Date, regarding those persons or groups who held of record, or who are known to the Company to own beneficially, more than five percent of the outstanding common stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class (2)

Aquiline BNC Holdings LLC 535 Madison Avenue, 24th Floor New York, NY 10022	892,799		9.80%

Lenin J. Peters, M.D. 507 Lindsay Street High Point, NC 27265	530,370		5.49%

U.S. Department of the Treasury 1500 Pennsylvania Avenue, NW Washington, D.C. 20220	543,337	(3)	5.63% (4)

(1)	Voting and investment power are not shared unless otherwise indicated. Also, unless otherwise noted, all shares are owned directly or indirectly by the named individuals, by their spouses and minor children, or by other entities controlled by the named individuals.
(2)	Based upon a total of 9,111,102 shares of common stock outstanding as of the record date.
(3)	The amount represents a warrant to purchase 543,337 shares of common stock granted to the U.S. Department of the Treasury on December 5, 2008. As of the Record Date, the U.S. Department of the Treasury had not exercised the warrant.
(4)	Based upon a total of 9,654,439 shares of common stock which is the sum of 9,111,102, the total number of shares outstanding as of the record date and 543,337 shares underlying the warrant which is currently exercisable.

Set forth on the following pages is certain information, as of the Record Date, regarding those shares of common stock owned beneficially by each of the persons who currently serves as a member of the Board of Directors, is a nominee for election to the Board at the Annual Meeting, or is a named executive officer of the Company. Also shown is the number of shares of common stock owned by the directors and executive officers of the Company as a group.

Name and Address	Amount and Nature of Beneficial Ownership (1)		Percentage of Class (2)

Larry L. Callahan	22,332	(3)	*
2551 Renn Road
Kernersville, NC 27284

Richard D. Callicutt II	68,554	(4)	*
4244 Rockbridge Road
High Point, NC 27262

34

Name and Address	Amount and Nature of Beneficial Ownership (1)		Percentage of Class (2)

Joseph M. Coltrane, Jr.	50,251	(5)	*
6001 Knightbridges Court
Kernersville, NC 27284

W. Swope Montgomery, Jr.	150,915	(6)	1.55%
4831 Worchester Place
Jamestown, NC 27282

Lenin J. Peters, M.D.	530,370	(7)	5.49%
507 Lindsay Street
High Point, NC 27262

Thomas R. Sloan	221,855		2.30%
705 Sunset Drive
Greensboro, NC 27108

Thomas R. Smith, CPA	138,376	(8)	1.53%
309 Balsam Drive
Lexington, NC 27292

David B. Spencer	342,708	(9)	2.53%
7420 Foxchase Drive
Trinity, NC 27370

Robert A. Team, Jr.	38,333		*
102 Acacia Circle
Lexington, NC 27292

G. Kennedy Thompson	100		*
c/o Aquiline Capital Partners LLC
535 Madison Avenue
New York, NY 10022

D. Vann Williford	65,320	(10)	*
4455 Fair Oaks Lane
High Point, NC 27265

Richard F. Wood	8,305	(11)	*
701 Florham Drive
High Point, NC 27262

Charles T. Hagan III	62,109	(12)	*
305 Meadowbrook Terrace
Greensboro, NC 27408

All directors and executive officers as a group (13 persons)	1,706,505	(13)	16.39%

*	Less than 1%
(1)	Voting and investment power is not shared unless otherwise indicated. Unless otherwise noted all shares are owned directly or indirectly by the named individuals, by their spouses or minor children, or by other entities controlled by the named individuals.
(2)	Based upon a total of 9,111,102 shares of the common stock outstanding at the Record Date, plus the number of shares that such individual has the right to purchase under the Omnibus Plan.

35

(3)	Includes 1,513 shares underlying options that have vested or are exercisable within 60 days under the Stock Option Plan for Non-Employee/Directors.
(4)	Includes 22,000 shares underlying options that have vested or are exercisable within 60 days under the Stock Option Plan for Key Employees.
(5)	Includes 1,513 shares underlying options that have vested or are exercisable within 60 days under the Stock Option Plan for Non-Employee/Directors.
(6)	Includes 52,250 shares underlying options that have vested or are exercisable within 60 days under the Stock Option Plan for Key Employees.
(7)	Dr. Peters owns 354,479 shares in his name and he has voting shares for 175,891 shares which are owned by Janice Kubinski.
(8)	Mr. Smith owns 83,958 shares in his name and 3,300 shares in J&A Investments, a company in which he and his spouse own 50% of the equity. Includes 3,025 shares underlying options that have vested or are exercisable within 60 days under the Stock Option Plan for Non-Employee/Directors.
(9)	Includes 31,625 shares underlying options that have vested or are exercisable within 60 days under the Stock Option Plan for Key Employees, and 155,622 shares held by BNC’s Rabbi Trust over which Mr. Spencer, as trustee, has voting power.
(10)	Includes 4,538 shares underlying options that have vested or are exercisable within 60 days under the Stock Option Plan for Non-Employee/Directors.
(11)	Includes 7,324 shares underlying options that have vested or are exercisable within 60 days under the Stock Option Plan for Non-Employee/Directors and Stock Option Plan for Key Employees.
(12)	Mr. Hagan owns 44,290 shares in his name; 3,080 shares are owned by Hagan Family Fund of which Mr. Hagan is director; 3,080 shares are owned by 1884 LLC of which Mr. Hagan is a director; and 6,657 shares are owned by Virginia Hagan Marital Trust of which Mr. Hagan is Trustee.
(13)	Includes 119,489 shares underlying options that have vested or are exercisable within 60 days under the Stock Option Plan for Non-Employees/Directors and Stock Option Plan for Key Employees.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed the audited consolidated financial statements with management of the Company and has discussed with the independent auditors the matters required to be discussed by Auditing Standards No. 61 as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee has received the written disclosures and the letter from the independent accountants required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence. Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011. As part of its duties, the Audit Committee also considered whether the provision of services other than audit services during fiscal year 2012 by Cherry, Bekaert & Holland, L.L.P. BNC’s independent registered public accounting firm for that period, is compatible with maintaining the accountant’s independence. The Audit Committee also reappointed the independent auditors and the BNC Board of Directors concurred in such appointment.

Thomas R. Smith, CPA, Chairman

Richard F. Wood

Joseph M. Coltrane, Jr.

Charles T. Hagan III

MISCELLANEOUS

The Form 10-K of the Company for the year ended December 31, 2011, which includes consolidated financial statements audited and reported upon by the Company’s independent auditor, is being mailed with this Proxy Statement and filed with the SEC; however it is not intended that the Form 10-K be deemed a part of this Proxy Statement or a solicitation of proxies.

By Order of the Board of Directors,

W. Swope Montgomery, Jr.
President and Chief Executive Officer

High Point, North Carolina

April __, 2012

36

ANNEX A

ARTICLE II

Section 2.1. Total Authorized Shares of Capital Stock. The Corporation shall have authority to issue a total of 100,000,000 shares of capital stock, none of which shall have any par value, divided into classes as follows:

Class	Number of Shares

Common Stock	80,000,000
Preferred Stock	20,000,000

Section 2.2. Common Stock. The Common Stock shall consist of two separate classes, of which 60,000,000 shares shall be designated as Voting Common Stock (“Voting Common Stock”) and 20,000,000 shares shall be designated as Non-Voting Common Stock (“Non-Voting Common Stock,” and together with Voting Common Stock, “Common Stock”).

Each holder of Voting Common Stock, as such, shall be entitled to one vote for each share of Voting Common Stock held of record by such holder on all matters on which shareholders generally are entitled to vote; provided, however, that except as otherwise required by law, holders of Voting Common Stock, as such, shall not be entitled to vote on any amendment to these Articles of Incorporation (including any amendment to designate the terms of any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to these Articles of Incorporation (including any amendment to designate the terms of any series of Preferred Stock) or pursuant to the North Carolina Business Corporation Act (“NCBCA”). The holders of Non-Voting Common Stock, as such, shall have no voting power and shall not be entitled to vote on any matter except as otherwise required by law or as otherwise expressly provided for herein.

Except as otherwise provided herein, Non-Voting Common Stock shall in all other respects carry the same rights and privileges as Voting Common Stock (including in respect of dividends and in respect of distributions upon any dissolution, liquidation or winding up of the Corporation) and be treated the same as Voting Common Stock (including in any merger, consolidation, share exchange or other similar transaction); provided that, if the Corporation shall in any manner split, subdivide or combine (including by way of a dividend payable in shares of Voting Common Stock or Non-Voting Common Stock) the outstanding shares of Voting Common Stock or Non-Voting Common Stock, the outstanding shares of the other such class of stock shall likewise be split, subdivided or combined in the same manner proportionately and on the same basis per share, and provided further, no dividend payable in Voting Common Stock shall be declared on the Non-Voting Common Stock and no dividend payable in Non-Voting Common Stock shall be declared on the Voting Common Stock, but instead, in the case of a stock dividend, each class of Common Stock shall receive such dividend in like stock. Notwithstanding the foregoing, and in addition to any other vote required by law, the affirmative vote of a majority of the outstanding shares of Non-Voting Common Stock, voting separately as a class, shall be required to amend, alter or repeal (including by merger, consolidation or otherwise) any provision of these Articles of Incorporation that adversely affects the powers, preferences or rights of the Non-Voting Common Stock contained herein in a manner that is materially adverse from the effect of such amendment, alteration or repeal on the Voting Common Stock.

Section 2.3. Conversion of Common Stock. Any holder of Non-Voting Common Stock may convert any number of shares of Non-Voting Common Stock into an equal number of shares of Voting Common Stock at the option of the holder; provided, however, that each share of Non-Voting Common Stock will not be convertible in the hands of or at the election of the initial holder or any affiliate of such initial holder and will only be convertible by a transferee and in connection with or after a transfer to a third party unaffiliated with such initial holder and that complies with the transfer restrictions described in the next sentence. The Non-Voting Common Stock may only be transferred through one or more of the following alternatives: (i) to an affiliate of the holder or to the Corporation, (ii) in a widely distributed public offering of Voting Common Stock, (iii) in a transfer that is part of a private placement of Voting Common Stock in which no one transferee (or group of associated transferees) acquires the rights to purchase in excess of 2% of the voting securities of the Corporation then outstanding (including pursuant to a related series of transfers), (iv) in a transfer of Voting Common Stock to an underwriter for the purpose of conducting a widely distributed public offering, or (v) a transaction approved by the Board of Governors of the Federal Reserve System (the “Federal Reserve”) or if the Federal Reserve is not the relevant regulatory authority, any other regulatory authority with the relevant jurisdiction. In order to transfer such shares of Non-Voting Common Stock under the preceding clauses (i) or (iii), a transferee of such shares must surrender certificates representing such shares to the Corporation, together with documentation reasonably satisfactory to the Corporation that such transferee has acquired such shares in a transfer qualifying under the preceding clauses (i) or (iii).

Until presented and surrendered for cancellation following such conversion, each certificate representing shares of Non-Voting Common Stock in respect of which a conversion election has been made in accordance with the previous paragraph shall be deemed to represent the number of shares of Voting Common Stock into which such shares have been converted, and upon presentation and surrender of such certificate the holder thereof shall be entitled to receive a certificate for the appropriate number of shares of Voting Common Stock. Upon a conversion pursuant to this Section 2.3, each converted share of Non-Voting Common Stock, as applicable, shall be retired. The Corporation shall from time to time reserve for issuance the number of shares of Voting Common Stock into which all outstanding shares of Non-Voting Common Stock may be converted.

Section 2.4. Preferred Stock. The shares of Preferred Stock may be issued from time to time by the Corporation, and the Board of Directors may create and divide such shares into series within that class, and such shares and the shares of each such series shall have such voting powers, full or limited, or no voting powers, and such designations, preferences, limitations and relative rights (or qualifications, conditions or restrictions thereon) as the Board of Directors may and hereby is authorized to determine.